                                                                    Exhibit 99.1


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                                    AGREEMENT



                                     BETWEEN


                           I.C. ISAACS & COMPANY, INC.
                               (THE "CORPORATION")

                                       AND

                           I.C. ISAACS & COMPANY L.P.
                                    (ISAACS)

                                       AND

                                   AMBRA INC.
                                     (AMBRA)

                                       AND

                                  HUGO BOSS AG
                                   (HUGO BOSS)



                          DATED AS OF OCTOBER 22, 1999




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


                                    AGREEMENT


         This Agreement made as of the 22nd day of October, 1999, (the "FIRST SETTLEMENT DATE") between I.C. ISAACS & COMPANY, INC., a Delaware corporation (the "CORPORATION"), I.C. ISAACS & COMPANY L.P., a Delaware limited partnership ("ISAACS"), AMBRA INC., a Delaware corporation ("AMBRA"), and HUGO BOSS AG, a German corporation ("HUGO BOSS").

         In consideration of the premises and the mutual promises herein contained, the sufficiency and adequacy of which are acknowledged and agreed to be fair and adequate, the parties intending to be legally bound agree as follows:


                                    ARTICLE I

                         CONSTRUCTION AND DEFINED TERMS

Unless otherwise expressly stated in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

         "1997 DOCUMENTS" The Option Agreement, the Concurrent Use Agreement, the Foreign Manufacturing Rights Agreement, the Boss Golf License Agreement.

         "BOSS BUSINESS" The assets, properties and rights set forth in Subsections (a), (b) and (c) of Section 2.01.

         "BOSS GOLF LICENSE AGREEMENT" The Trademark License Agreement Relating to Boss Golf and Other Marks dated as of November 5, l997 by and between Isaacs and Ambra.

         "BROOKHURST TRADEMARK ASSETS" All rights and related assets referred to as "Trademark Assets" in the Worldwide Rights Acquisition Agreement and acquired by Isaacs under the Worldwide Rights Acquisition Agreement, excepting and excluding therefrom the "Trademark Assets" referred to in the Foreign Boss Rights Acquisition Agreement and acquired by Ambra under the Foreign Boss Rights Acquisition Agreement.

         "COMMON STOCK"  The common stock, par value $.0001, of the Corporation.

         "CONCURRENT USE AGREEMENT" The Concurrent Use Agreement dated November 5, 1997 between Hugo Boss and Isaacs.

         "CORPORATE 10-K" The Corporation's annual report on Form 10-K for the fiscal year ended December 31, 1998.

         "CORPORATE 10-Q" The Corporation's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1999.

         "DOLLARS"  The lawful currency of the United States of America.

         "FIRST SETTLEMENT DATE" The date as set forth on the first page of this Agreement.

         "FOREIGN BOSS RIGHTS ACQUISITION AGREEMENT" The Foreign Boss Rights Acquisition Agreement dated September 30, 1997 between Ambra and Isaacs.

         "FOREIGN MANUFACTURING RIGHTS AGREEMENT" The Foreign Manufacturing Rights Agreement dated November 5, 1997 between Ambra and Isaacs.

         "INITIAL STOCK" The Preferred Stock issued to Ambra pursuant to Section
2.06 hereof.

         "OPTION AGREEMENT" The Option Agreement dated November 5, 1997 between Ambra and Isaacs.

         "PREFERRED STOCK" The Series A Convertible Preferred Stock, par value $.0001, of the Corporation, which shall have the rights and preferences set forth in EXHIBIT A hereto.

         "REGISTRATION STATEMENT" The Corporation's Registration Statement on Form S-1, as declared effective by the SEC on December 17, 1997.

         "SEC"  The Securities and Exchange Commission.

         "SECOND SETTLEMENT DATE"  November 6, 1999.

         "SECURED LIMITED RECOURSE PROMISSORY NOTE" The Secured Limited Recourse Promissory Note in the original principal sum of Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000) dated November 5, 1997 made by Isaacs and payable to Ambra.

         "SETTLEMENT DATES" The First Settlement Date, the Second Settlement Date and the Third Settlement Date.

         "SUBSEQUENTLY ISSUED STOCK" The Common Stock and Preferred Stock issued to Ambra pursuant to Section 2.08 hereof.

         "STOCK"  The Initial Stock and the Subsequently Issued Stock.

         "THIRD SETTLEMENT DATE"  April 30, 2000.

         "TRADEMARKS"  The meaning set forth in Section 2.01(a) hereof.

         "TRADEMARK ASSETS"  The meaning set forth in Section 2.01 hereof.

         "WORLDWIDE RIGHTS ACQUISITION AGREEMENT" The Worldwide Rights Acquisition Agreement dated as of September 30, l997 by and among Isaacs, Brookhurst, Inc. and William Ott.


                                   ARTICLE II

                         DESCRIPTION OF THE TRANSACTION

         SECTION 2.01 TRANSFER OF THE TRADEMARK ASSETS TO AMBRA. Concurrently with the execution of this Agreement, Isaacs shall convey, transfer, assign and deliver to Ambra, and Ambra shall acquire from Isaacs, the following assets, properties and rights of Isaacs throughout the world (the "Trademark Assets"), including, without limitation, the Brookhurst Trademark Assets, representing the BOSS Business of Isaacs operating under the BOSS marks:

                (a) Any and all right, title and interest of Isaacs in and to the trademarks, service marks, trade names, logos, insignias, designs, copyrights (if any), and other proprietary interests therein, containing the term "BOSS" or constituting a stylized B, throughout the world, including, without limitation, all registrations and applications for registration (including, to the fullest extent permitted by law, all "intent to use" applications) therefor throughout the world, including those trademark registrations and applications listed on SCHEDULE 2.01(a) (the "Trademarks"), and the goodwill symbolized by the Trademarks, together with all causes of action and the proceeds thereof in favor of Isaacs heretofore accrued or hereafter accruing with respect to the Trademarks; provided however, that Isaacs shall retain all causes of action and proceeds thereof, and bear all costs and expenses, including attorneys fees, with respect to the pending litigation involving Oh Trading in the Southern District of New York and the parties agree to cooperate in good faith and to make reasonable efforts to achieve an expeditious resolution of that matter to the benefit of all parties hereto;

                (b) All rights of Isaacs under the Worldwide Rights Acquisition Agreement, the Uniform License Agreement between Isaacs and Brookhurst, Inc. dated November 5, 1997 and all license agreements, concurrent use agreements and other agreements listed on SCHEDULE 2.01(b) (the "Assumed Agreements") and all files relating thereto which were acquired by Isaacs pursuant to the Worldwide Rights Acquisition Agreement, including, without limitation, an assignment of all copyrights, if any, that Isaacs may own as a result of use of Property, as such term is defined in the Foreign Rights Manufacturing Agreement; and

                  (c) All right, title and interest in and to all files that Isaacs has within its possession or control relating to the Trademarks provided, however, that Isaacs shall not be responsible for (i) destruction of records caused by an Act of God or other "Force Majeure" event, or (ii) any immaterial non-intentional destruction of records.

         Simultaneously herewith Isaacs is executing and delivering to Ambra a Bill of Sale and Assignment of Trademark Assets in the form attached hereto as EXHIBIT B and any and all of the items described in Section 2.01(c) above in its possession and control. To the extent any pending application for the Trademarks is not assignable under applicable law, the parties agree that, such pending application shall either be abandoned by Isaacs or Isaacs shall continue to pursue such pending application, at the sole cost, expense and direction of Ambra, until it becomes assignable or otherwise is abandoned.

         Simultaneously herewith Ambra is also executing and delivering to Isaacs an Assumption of Assumed Agreements in the form attached hereto as EXHIBIT C.

         SECTION 2.02. CANCELLATION OF NOTE. Concurrently with the execution of this Agreement, the Secured Limited Recourse Promissory Note shall be marked "paid and cancelled" and delivered to Isaacs and Isaacs shall have no further obligation with respect thereto.

         SECTION 2.03. LICENSING OF TRADEMARKS TO ISAACS. Concurrently with the execution of this Agreement, Ambra and Isaacs shall enter into a License Agreement in the form attached hereto as EXHIBIT D (the "License Agreement"), which License Agreement shall not be deemed to be part of this Agreement, granting to Isaacs certain rights to use the Trademarks.

         SECTION 2.04. DISMISSAL OF ARBITRATION DISPUTE. The parties agree to withdraw any and all claims submitted to Jonathan Marks as arbitrator formerly with J.A.M.S./Endispute now with Marks ADR Inc. and further agree not to resubmit any such claims or other claims relating to the 1997-1998 royalty payments under the Foreign Rights Manufacturing Agreement in any forum.

         SECTION 2.05. TERMINATION OF 1997 DOCUMENTS. Immediately upon execution and delivery of this Agreement and the License Agreement, and without further action on the part of the parties hereto, each of the 1997 Documents shall be terminated in its entirety.

         SECTION 2.06. INITIAL STOCK ISSUANCE. Subject to the conditions set forth in Section 2.07 below, on the Second Settlement Date the Corporation will issue to Ambra 2,000,000 shares of Preferred Stock (the "Initial Stock").

         SECTION 2.07. CONDITIONS TO ISSUANCE OF INITIAL STOCK. The obligation of the Corporation to issue the Initial Stock shall be subject to the satisfaction by Ambra of the following conditions:

                (a) Prior to the issuance of the Initial Stock, Ambra and the Corporation shall enter into a Shareholders' Agreement in the form attached hereto as EXHIBIT E (the "Shareholders' Agreement").

                  (b) Issuance of the Initial Stock to Ambra in the manner contemplated herein shall not violate any state or federal securities laws.

                  (c) Each of the investor representations of Ambra set forth in Sections 6.01 hereof shall be true and correct as of the Second Settlement Date.

         SECTION 2.08. SECOND STOCK ISSUANCE. Subject to the conditions set forth in Section 2.09 below, on the Third Settlement Date the Corporation will issue to Ambra (a) One Million Three Hundred Thousand (1,300,000) shares of Preferred Stock and (b) a number of shares of Common Stock equal to the quotient of One Million Dollars ($1,000,000) divided by One Dollar and Fifty Cents ($1.50) (collectively, the "Subsequently Issued Stock"), provided that the number of shares of Common Stock issued pursuant to Subsection (b) above shall be adjusted proportionately with the other outstanding Common Stock for any stock splits or stock dividends that occur after the Second Settlement Date.

         SECTION 2.09. CONDITIONS TO ISSUANCE OF SUBSEQUENTLY ISSUED STOCK. The obligation of the Corporation to issue the Subsequently Issued Stock shall be subject to the satisfaction by Ambra of the following conditions:

                  (a) Issuance of the Subsequently Issued Stock to Ambra in the manner contemplated herein shall not violate any state or federal securities laws.

                  (b) Each of the representations of Ambra set forth in Section
6.01 hereof shall be true and correct as of the Third Settlement Date.

                                   ARTICLE III

                 NO WARRANTIES WITH RESPECT TO TRADEMARK ASSETS


THE TRADEMARK ASSETS ARE TRANSFERRED ON AN AS IS BASIS, AND ISAACS MAKES NO WARRANTY, AND HEREBY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT THERETO INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT EXCEPT THAT THE TRADEMARK ASSETS SHALL BE TRANSFERRED FREE AND CLEAR OF ALL PLEDGES, SECURITY INTERESTS, MORTGAGES AND LIENS CREATED BY ISAACS OR THE CORPORATION EXCEPT FOR ANY LIENS OF AMBRA.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         The representations and warranties of the Corporation as set out in Sections 4.01 through 4.04 below shall be true, complete and correct as of the date hereof and as of each of the Settlement Dates and the representations and warranties of the Corporation as set forth in Sections 4.05 and 4.06 below shall be true, complete and accurate as of the date hereof. The Corporation acknowledges that each of the representations and warranties contained in this
Article IV are material to Ambra and Hugo Boss and Ambra and Hugo Boss are entering into this Agreement in reliance on such representations and warranties.

         SECTION 4.01 ORGANIZATION AND STANDING. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

         SECTION 4.02. REQUISITE POWER; NO CONFLICTS. The Corporation has all requisite power and authority to enter into this Agreement and to carry out and perform its obligations hereunder and the performance by it of its obligations under this Agreement does not, and at each of the Settlement Dates will not, violate any applicable law or breach the provisions of any contract by which it is bound. This Agreement is a valid and binding obligation of the Corporation, enforceable in accordance with its terms.

         SECTION 4.03 AUTHORIZATION. All action on the part of the Corporation necessary for the performance of each of its obligations hereunder has been taken or will be taken prior to the First Settlement Date, the Second Settlement Date and the Third Settlement Date, as appropriate.

         SECTION 4.04 OFFERING. Subject to the accuracy of Ambra's representations set forth in Section 6.01 hereof, the offer, sale and issuance of the Initial Stock and the Subsequently Issued Stock in conformity with the terms of this Agreement will not result in a violation of the requirements of
Section 5 of the Securities Act.

         SECTION 4.05 FINANCIAL CONDITION. The Corporation is not insolvent and will not be rendered insolvent by the transactions contemplated herein, it will not be left with insufficient working capital to meet its capital requirements as a result of the transactions contemplated herein, and the transactions contemplated herein are not, and will not, hinder, delay or defraud any creditors of the Corporation. For purposes of this Section 4.05, insolvency shall be determined on a balance sheet and cash flow basis as of the First Settlement Date.

         SECTION 4.06. FINANCIAL STATEMENTS AND OTHER INFORMATION. None of the Registration Statement, as of the date it became effective, nor the Corporation 10-K as of its filing date, nor the Corporation 10-Q as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the Registration Statement, the Corporation 10-K and the Corporation 10-Q, there are no material liabilities of the Corporation or any of its subsidiaries, including Isaacs, of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, except current liabilities incurred in the ordinary course of business since June 30, 1999. Except as disclosed in the Corporation 10-Q, since June 30, 1999:

                  (i) there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, or in the operations of the Corporation;

                  (ii) to the knowledge of the Corporation, no event has occurred which would entitle any third party (with or without notice) to accelerate any material indebtedness of the Corporation or Isaacs prior to its maturity date;

                  (iii) the business of the Corporation and Isaacs has been carried on in the ordinary and usual course;

                  (iv) the Corporation has not issued any stock, bond or other corporate security, including without limitation securities convertible into or rights to acquire capital stock of the Corporation;

                  (v) neither the Corporation nor Isaacs has discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability other than current liabilities in the ordinary course of business;

                  (vi) neither the Corporation nor Isaacs has declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities.

         If any representation or warranty stated in Sections 4.01 through 4.04 above is not true and accurate at any time prior to or on the Third Settlement Date, the Corporation will give written notice of such fact to the Ambra and Hugo Boss promptly.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF ISAACS

         The representations and warranties of Isaacs as set out below shall be true, complete and correct as of the date hereof. Isaacs acknowledges that each of the representations and warranties contained in this Article V are material to Ambra and Hugo Boss and Ambra and Hugo Boss are entering into this Agreement in reliance on such representations and warranties.

         SECTION 5.01 ORGANIZATION AND STANDING. Isaacs is duly organized and validly existing under the laws of the State of Delaware.

         SECTION 5.02. REQUISITE POWER; NO CONFLICTS. Isaacs has all requisite power and authority to enter into this Agreement and to carry out and perform its obligations hereunder and the performance by it of its obligations under this Agreement does not violate any applicable law or breach the provisions of any contract by which it is bound. This Agreement is a valid and binding obligation of Isaacs, enforceable in accordance with its terms.

         SECTION 5.03 AUTHORIZATION. All action on the part of Isaacs necessary for the performance of its obligations hereunder has been taken or will be taken prior to the First Settlement Date.

         SECTION 5.04. FINANCIAL CONDITION. Isaacs is not insolvent and will not be rendered insolvent by the transactions contemplated herein, it will not be left with insufficient working capital to meet its capital requirements as a result of the transactions contemplated herein, and the transactions contemplated herein are not, and will not, hinder, delay or defraud any creditors of Isaacs. For purposes of this Section 5.04, insolvency shall be determined on a balance sheet and cash flow basis as of the First Settlement Date.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF AMBRA

         The representations and warranties of Ambra as set out in Section 6.01 below shall be true, complete and accurate as of the date hereof and as of each of the Settlement Dates and the representations and warranties of Ambra as set out in Sections 6.02 through Section 6.05 below shall be true, complete and correct as of the date hereof. Ambra acknowledges that each of the representations and warranties contained in this Article VI are material to the Corporation and Isaacs and the Corporation and Isaacs are entering into this Agreement in reliance on such representations and warranties.

         SECTION 6.01.     INVESTOR REPRESENTATIONS.

                  (a) Ambra is a Delaware corporation not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000).

                  (b) Ambra is acquiring the Stock for its own account for investment and not with any view to resale or distribution thereof.

                  (c) Ambra is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act.

                  (d) The taxpayer identification number of Ambra is 13-397-4089 Ambra is not subject to backup withholding either because it has not been notified by the Internal Revenue Service that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified Ambra that it is no longer subject to backup withholding. Ambra certifies that Ambra is not a "foreign person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 and agrees to so notify the Corporation prior to becoming a foreign person as so defined.

                  (e) If any representation or warranty stated above is not true and accurate at any time prior to the Third Settlement Date, Ambra will give written notice of such fact to the Corporation promptly.


         SECTION 6.02. NO DEFAULT. Ambra hereby agrees that all royalties due under the Foreign Manufacturing Rights Agreement and all interest payments due under the Secured Limited Recourse Note on or before the First Settlement Date have been fully satisfied and that Isaacs is not in default under the royalty or interest provisions of any of its agreements with

Ambra. To Ambra's knowledge, Isaacs is not in default under any of its agreements with Ambra. Notwithstanding the foregoing, nothing in this Section
6.02 shall relieve Isaacs of its obligations under the License Agreement.

         SECTION 6.03. ORGANIZATION AND STANDING. Ambra is duly organized and validly existing under the laws of the State of Delaware.

         SECTION 6.04. REQUISITE POWER; NO CONFLICTS. Ambra has all requisite power and authority to enter into this Agreement and to carry out and perform its obligations hereunder and the performance by it of its obligations under this Agreement do not, and at each of the Settlement Dates will not, violate any applicable law or breach the provisions of any contract by which it is bound. This Agreement is a valid and binding obligation of Ambra, enforceable in accordance with its terms.

         SECTION 6.05. AUTHORIZATION. All action on the part of Ambra necessary for the performance of Ambra's obligations hereunder has been taken or will be taken prior to the First Settlement Date.


                                   ARTICLE VII

                            ACKNOWLEDGEMENTS OF AMBRA

         Ambra acknowledges each of the following:

                  (a) The Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") and except as specifically provided in Section 3 of the Shareholders' Agreement, Ambra will not have any registration rights with respect to the Stock;

                  (b) No federal or state agency has made any finding or determination as to the fairness of the offering for investment, or made any recommendation or endorsement of the Stock. The Stock has not been registered under the securities laws of any state and the offering of the Stock has not been reviewed for accuracy or completeness by any state securities commissioner or agency;

                  (c) Ambra has read the information set forth below regarding its state of residence:

         THE STOCK HAS NOT BEEN REGISTERED UNDER THE DELAWARE SECURITIES ACT, AS AMENDED, AND MAY NOT BE TRANSFERRED OR SOLD

EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH ACT.

                  (d) Any subsequent assignment, sale, transfer, exchange or other disposition of the Stock may be made only in compliance with applicable federal and state securities laws;

                  (e) Ambra is acquiring the Stock without being furnished any offering literature or prospectus. The Corporation has made available to Ambra all material that has been requested relating to an investment in the Corporation and has provided answers to all questions concerning the offering addressed by the undersigned. In evaluating the suitability of an investment in the Corporation, Ambra has not relied upon any representations or other information (oral or written) other than as contained in any documents or answers to questions furnished by the Corporation;

                  (f) Ambra has discussed with its professional legal, tax and financial advisors the suitability of any investment in the Corporation for its particular tax and financial situation; and

                  (g) Ambra has not been offered the Stock by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.


                                  ARTICLE VIII

                   REPRESENTATIONS AND WARRANTIES OF HUGO BOSS

         The representations and warranties of Hugo Boss as set out below shall be true, complete and correct as of the date hereof. Hugo Boss acknowledges that each of the representations and warranties contained in this Article VIII are material to the Corporation and Isaacs and the Corporation and Isaacs are entering into this Agreement in reliance on such representations and warranties.

         SECTION 8.01. To Hugo Boss's knowledge, Isaacs is not in default under any of its agreements with Hugo Boss.

         SECTION 8.02. ORGANIZATION AND STANDING. Hugo Boss is duly organized and validly existing under the laws of the place of its organization.

         SECTION 8.03. REQUISITE POWER; NO CONFLICTS. Hugo Boss has all requisite power and authority to enter into this Agreement and to carry out and perform its obligations hereunder and the performance by it of its obligations under this Agreement does not violate any applicable law or breach the provisions of any contract by which it is bound. This Agreement is a valid and binding obligation of Hugo Boss, enforceable in accordance with its terms.

         SECTION 8.04. AUTHORIZATION. All action on the part of Hugo Boss necessary for the performance of Hugo Boss's obligations hereunder has been taken or will be taken prior to the First Settlement Date.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         SECTION 9.02. SEVERABILITY. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

         SECTION 9.03. ALLOCATION OF PROCEEDS. Each party may allocate the consideration described in Article II of this Agreement as it deems appropriate to its business, provided that any such allocation is not inconsistent with the provisions of this Agreement. Any allocation by one party shall not affect the other party or parties or be indicative of the parties' intent.

         SECTION 9.04. FURTHER ACTIONS. Isaacs will execute any documents reasonably requested by Ambra or Hugo Boss to effect and confirm the assignment to Ambra of, and to reduce to Ambra's possession, ownership and use, the Trademark Assets, and Ambra and Hugo Boss will execute any documents and take any further actions reasonably requested by Isaacs to effect the withdrawal of any and all claims submitted to Jonathan Marks as arbitrator formerly with J.A.M.S./Endispute now with Marks ADR Inc. Isaacs will deliver to Ambra such other records, documentation and information in Isaacs' possession or control as may be reasonably requested by Ambra to assist Ambra in the use and protection of the Trademark Assets. From and after the date hereof Isaacs shall promptly remit or refer to Ambra any mail or other communications including, without limitation, any written inquiries, relating to the Trademark Assets which are clearly identified as such and received by Isaacs during the period beginning the date hereof and ending November 5, 2003.

         SECTION 9.05. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         SECTION 9.06. NOTICES. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by telecopy, or by hand delivery, or by overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the parties at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the parties to each other. Notice shall be considered given as of the earlier of the date of actual receipt, or the date of the telecopy or hand delivery, one (1) calendar day after delivery to an overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Notwithstanding the aforesaid procedures, any notice or demand upon any party, in fact received by such party, shall be sufficient notice or demand.

          If to Corporation/Isaacs: I.C. Isaacs & Company, Inc.
                                    350 Fifth Avenue, Suite 1029
                                    New York, New York 10118
                                    Attn:  Mr. Robert J. Arnot, Chairman and CEO
                                    Telecopy No.:  212-695-7579



                   With copy to:    I.C. Isaacs & Company L.P.
                                    3840 Bank Street
                                    Baltimore, Maryland 21224
                                    Attn:  Mr. Eugene C. Wielepski
                                    Telecopy No.:  410-563-1512

                      And copy to:   Piper & Marbury L.L.P.
                                     Charles Center South
                                     36 South Charles Street
                                     Baltimore, Maryland 21201-3010
                                     Attn:  Robert J. Mathias, Esquire
                                     Telecopy No.:  410-576-1604



             If to Hugo Boss/Ambra:  Hugo Boss AG
                                     Dieselstrasse 12
                                     D-72555 Metzingen
                                     Federal Republic of Germany
                                     Attn:  General Counsel
                                     Telecopy No.:  49-7123-942018



                  With copy to:      Ambra Inc.
                                     c/o Hugo Boss USA Inc.
                                     645 Fifth Avenue
                                     New York, New York 10022
                                     Attn:  Chief Financial Officer
                                     Telecopy No.:  212-940-0619



                  And copy to:       Coudert Brothers
                                     1627 I Street, N.W.
                                     Washington, D.C. 20006
                                     Attn:  Pamela T. Church, Esq.
                                     Telecopy No.:  (212) 626-4120

         SECTION 9.07. AMENDMENTS, WAIVERS AND CONSENTS. This Agreement shall not be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by all parties hereto.

         SECTION 9.08. NO THIRD PARTY BENEFICIARIES. There shall be no third-party beneficiaries of this Agreement.

         SECTION 9.09. ARTICLES AND SECTIONS. The Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement. The references in this Agreement to Articles and Sections shall be read as Articles or Sections of this Agreement unless otherwise specifically provided.

         SECTION 9.10. EXHIBITS AND SCHEDULES. The references in this Agreement to specific Exhibits shall be read as references to such specific Exhibits attached, or intended to be attached, to this Agreement and any counterpart of this Agreement and regardless of whether they are in fact attached to this Agreement, and including any amendments, supplements, and replacements thereto from time to time.

         SECTION 9.11. ENTIRE AGREEMENT. The parties hereto agree that this Agreement is a complete and exclusive expression of all the terms hereof.

         SECTION 9.12. GOVERNING LAW. The validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder. All disputes arising out of or in connection with this Agreement or the interpretation thereof shall be submitted to the United States District Court for the Southern District of New York and the parties hereby submit to the jurisdiction of such court.

         IN WITNESS WHEREOF, the undersigned parties, intending to be legally bound hereby, have caused this Agreement to be duly executed and delivered under seal as of the date first above written.

WITNESS:                                      I.C. ISAACS & COMPANY, INC.


                                              By:  /s/ Robert J. Arnot
--------------------------                         ----------------------------
                                                   Name:  Robert J. Arnot
                                                   Title: Chairman and CEO


WITNESS:                                      I.C. ISAACS & COMPANY L.P.
                                              By:  I.C. Isaacs & Company, Inc.


                                              By:  /s/ Robert J. Arnot
--------------------------                         ----------------------------
                                                   Name:  Robert J. Arnot
                                                   Title: Chairman and CEO

WITNESS:                                      HUGO BOSS AG


                                              By:
--------------------------                         ----------------------------
                                                   Name:
                                                   Title:


WITNESS:                                      AMBRA INC.


                                              By:
--------------------------                         ----------------------------
                                                   Name:
                                                   Title:

         IN WITNESS WHEREOF, the undersigned parties, intending to be legally bound hereby, have caused this Agreement to be duly executed and delivered under seal as of the date first above written.

WITNESS:                                      I.C. ISAACS & COMPANY, INC.


                                              By:
--------------------------                         ----------------------------
                                                   Name:  Robert J. Arnot
                                                   Title:    Chairman and CEO


WITNESS:                                      I.C. ISAACS & COMPANY L.P.
                                              By:  I.C. Isaacs & Company, Inc.


                                              By:
--------------------------                         ----------------------------
                                                   Name:  Robert J. Arnot
                                                   Title:    Chairman and CEO

WITNESS:                                      HUGO BOSS AG


/s/ Geof F. Keisch                            By:  /s/ W. Baldessarini
--------------------------                         ----------------------------
                                                   Name: W. Baldessarini
                                                   Title: Chairman a. CEO


                                              By:  /s/ Jorg-V. Muller
                                                   ----------------------------
                                                   Name:  Jorg-V. Muller
                                                   Title: CFO



WITNESS:                                      AMBRA INC.


                                              By:  /s/ Vincent Ottomaselli
--------------------------                         ----------------------------
                                                   Name: Vincent Ottomaselli
                                                   Title: CFO/VP of Finance

                          SCHEDULE 2.01(a) TO AGREEMENT

                   TRADEMARKS, REGISTRATIONS AND APPLICATIONS

                             SCHEDULE OF TRADEMARKS
                        I.C. Isaacs & Company L.P.'s BOSS
                    U.S. Trademark Applications/Registrations


------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
      TRADEMARK                       REG. NO.               GOODS*                        COUNTRY/               STATUS
                                      APP  NO.               (CLASS)                         STATE
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------

B (Stylized)                          1,756,992        clothing (25)                          USA          registered 3/9/93
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS                                  1,023,305        work clothes (25)                      USA          registered/renewed
                                                                                                           10/21/95
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS                                  1,933,326        golf clubs (28)                        USA          registered 11/7/95
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
LADY BOSS                             1,214,960        work clothes for women (25)            USA          registered 11/2/92
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS                                   101509          clothing (25)                      California       registered
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BABY BOSS                            74/346,231        children's flatware (8);               USA          applied/suspended
                                                       jewelry (14);
                                                       paper goods (16);
                                                       leather goods (18);
                                                       clothing (25);
                                                       toys/sporting goods (28)
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BABY BOSS                            74/801,565        linens (24);                           USA          applied/NOA issued
                                                       lace and embroidery (26)                            9/7/99
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS                                 75/013,293        machines and tools (7);                USA          applied/suspended
                                                       hand tools and instruments (8);
                                                       appliances (11);
                                                       vehicle parts (12);
                                                       clocks (14);
                                                       household utensils (21)
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------


* For ease of reference the description of goods in this chart is generalized. (See registrations and applications for specific goods covered.)

                    U.S. Trademark Applications/Registrations


------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
                   TRADEMARK          REG. NO.                               GOODS*        COUNTRY/               STATUS
                                      APP  NO.                               (CLASS)         STATE
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------

BOSS                                 74/323,654        golf carts and bicycles (12);          USA          applied/suspended
                                                       jewelry (14);
                                                       paper goods (16);
                                                       leather goods (18);
                                                       clothing (25);
                                                       toys/sporting goods (28)
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS                                 74/074,962        mugs (21);                             USA          applied/NOA      issued
                                                       towels (24);                                        6/15/99
                                                       socks and sweatbands (25);
                                                       golf bags (28)
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS                                 74/801,552        linens (24);                           USA          applied/opposition
                                                       lace and embroidery (26)                            dismissed
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS                                 74/075,953        clothing (25)                          USA          applied/suspended
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS                                 74/326,997        clothing (25)                          USA          applied/suspended
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS                                 74/263,623        skis and roller skates (28)            USA          applied/suspended
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS                                 74/269,769        toys/sporting goods (28)               USA          applied/suspended
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS AMERICA                         74/346,232        golf carts and bicycles (12);          USA          applied/suspended
                                                       jewelry (14);
                                                       paper goods (16);
                                                       leather goods (18);
                                                       clothing (25);
                                                       toys/sporting goods (28)
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS AMERICA                         74/801,551        linens (24);                           USA          applied/opposition
                                                       lace and embroidery (26)                            dismissed
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------


* For ease of reference the description of goods in this chart is generalized. (See registrations and applications for specific goods covered.)

                    U.S. Trademark Applications/Registrations


------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
                   TRADEMARK          REG. NO.                               GOODS*        COUNTRY/               STATUS
                                      APP  NO.                               (CLASS)         STATE
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------

BOSS BUSINESS                        74/355,226        golf carts and bicycles (12);          USA          applied/suspended
                                                       jewelry (14);
                                                       paper goods (16);
                                                       leather goods (18);
                                                       clothing (25);
                                                       toys/sporting goods (28)
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS BUSINESS                        74/801,657        linens (24);                           USA          applied/opposition
                                                       hair ornaments (26)                                 dismissed
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS GOLF                            74/346,233        golf carts and bicycles (12);          USA          applied/suspended
                                                       jewelry (14);
                                                       paper goods (16);
                                                       leather goods (18);
                                                       clothing (25);
                                                       toys/sporting goods (28)
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
BOSS GOLF                            74/801,554        linens (24);                           USA          applied/suspended
                                                       lace and embroidery (26)
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
LADY BOSS                            74/346,230        golf carts and bicycles (12);          USA          applied/suspended
                                                       jewelry (14);
                                                       paper goods (16);
                                                       leather goods (18);
                                                       clothing (25);
                                                       toys/sporting goods (28)
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
LADY BOSS                            74/801,550        linens (24);                           USA          applied/NOA      issued
                                                       lace and embroidery (26)                            9/7/99
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------


* For ease of reference the description of goods in this chart is generalized. (See registrations and applications for specific goods covered.)

                    U.S. Trademark Applications/Registrations


------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
    TRADEMARK                         REG. NO.                   GOODS*                      COUNTRY/              STATUS
                                      APP  NO.                   (CLASS)                     STATE
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------

LITTLE BOSS                          74/346,234        children's flatware (8);               USA          applied/suspended
                                                       jewelry (14);
                                                       paper goods (16);
                                                       leather goods (18);
                                                       clothing (25);
                                                       toys/sporting goods (28)
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------
LITTLE BOSS                          74/801,545        linens (24);                           USA          applied/opposition
                                                       lace and embroidery (26)                            dismissed
------------------------------ ----------------------- ---------------------------------- ---------------- -------------------------


* For ease of reference the description of goods in this chart is generalized. (See registrations and applications for specific goods covered.)

                                         SCHEDULE 2.01(b) TO AGREEMENT

                                              ASSUMED AGREEMENTS.

1. Trademark License Agreement by and between Brookhurst, Inc. and ProGroup, Inc. dated February 1, 1993.

2. Settlement Agreement by and between Brookhurst, Inc. and Bravo Corporation dated January 21, 1997.

3. Agreement by and between Brookhurst, Inc. and Hi-Tech Golf, Inc. dated July 20, 1994.

4. Settlement Agreement by and between Brookhurst, Inc. and Le Boss Sports Wear, Inc. dated August 9, 1994.

5. Settlement Agreement by and between Brookhurst, Inc. and Hassan Nijem d.b.a. W-Two Tees dated March 31, 1995.

6. Agreement by and between Brookhurst, Inc. and Cooper Industries, Inc. dated July 19, 1993.

7. Agreement by and between Brookhurst, Inc. and Dayang International, Inc. dated February 28, 1994.

8. Agreement by and between Brookhurst, Inc. and Dong Jin Trading Co., Inc. dated February 28, 1994.

9. Agreement by and between The Boss Group Companies and Millie and Sol Friedman dated June 9, 1983.

10. Stipulation Terminating Opposition by and between Boss Group Companies, Inc. and Levi Strauss & Co. dated June, 1976.

11. Agreement by and between Brookhurst, Inc., Yogi Enterprises, Inc. and New York Wholesale dated February 21, 1994.

12. Worldwide Rights Acquisition Agreement by and between Brookhurst, Inc. and I.C. Isaacs & Company L.P. dated September 30, 1997; provided that Ambra's assumption of the obligations under the Worldwide Rights Acquisition Agreement relates solely to those obligations arising thereunder from and after the date hereof insofar as they relate to the use of the Trademark Assets from and after the date hereof.

13. Escrow Agreement by and among Brookhurst, Inc., I.C. Isaacs & Company L.P. and Paine Webber, Inc., dated November 5, 1997.

                             EXHIBIT A TO AGREEMENT

               DESCRIPTION OF SERIES A CONVERTIBLE PREFERRED STOCK


         Except as expressly set forth herein, shares of Preferred Stock and shares of Common Stock shall have all of the same preferences, rights (including rights to dividends) and voting powers, shall be identical in all respects and will entitle the holders thereof to the same rights and privileges. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Preferred Stock:

         (1) The shares of Preferred Stock shall not be entitled to vote on any matters to be voted upon by the stockholders of the Corporation except as specifically set forth in this paragraph (1). The holders of the Preferred Stock shall be entitled to vote as a separate class, and the affirmative vote of stockholders holding, in the aggregate, a majority of the outstanding shares of Preferred Stock shall be required, for (i) the creation of an equity security senior to the Preferred Stock or (ii) the amendment of the Certificate of Incorporation or Bylaws of the Corporation to the material detriment of the holders of the Preferred Stock.

         (2) The Corporation may redeem at any time and from time to time any or all of the Preferred Stock at a redemption price of One Dollar ($1) per share.

         (3) Unredeemed Shares of Preferred Stock will be convertible, at the option of the holder, for a sixty (60) day period beginning on October 1, 2003, into a promissory note of the Corporation substantially in the form attached as EXHIBIT F to the Agreement in a principal amount equal to One Dollar ($1) multiplied by the total number of shares of Preferred Stock converted by such holder, with interest thereafter at an annual interest rate of 12%, payable in four (4) equal quarterly installments of principal and interest beginning January 1, 2004.

         (4) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, distribution of the net assets of the Corporation remaining after payment or provision for payment of the debts and other liabilities of the Corporation (the "Remaining Net Assets") shall be made as follows: (i) first pro rata to each holder of Preferred Stock an amount up to One Dollar ($1) per share of Preferred Stock held by such holder plus any declared but unpaid dividends with respect of shares of Preferred Stock held by such holder and (ii) then pro rata to the holders of the Common Stock.

                             EXHIBIT B TO AGREEMENT

                 BILL OF SALE AND ASSIGNMENT OF TRADEMARK ASSETS

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, I.C. ISAACS & COMPANY L.P., a Delaware limited partnership ("Isaacs"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, received from AMBRA INC., a Delaware corporation ("Ambra"), pursuant to that certain Agreement dated October 22, 1999 by and between Isaacs, I.C. Isaacs & Company, Inc., Ambra and Hugo Boss AG (the "Agreement"), does hereby assign, transfer, deliver and set over to Ambra and Ambra's successors and assigns forever, and Ambra hereby acquires from Isaacs, all of Isaacs' right, title and interest in and to all of the following assets, properties and rights of Isaacs throughout the world (the "Trademark Assets"), including, without limitation, the Brookhurst Trademark Assets, representing the BOSS Business of Isaacs operating under the BOSS marks, as set forth below, the same to be held and enjoyed by Ambra for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives forever, as fully and entirely as the same would have been held and enjoyed by Assignor had the assignment and sale set forth herein not been made:

     (a) Any and all right, title and interest of Isaacs in and to the trademarks, service marks, trade names, logos, insignias, designs, copyrights (if any), and other proprietary interests therein, containing the term "BOSS" or constituting a stylized B, throughout the world, including, without limitation, all registrations and applications for registration therefor throughout the world, including those trademark registrations and applications listed on EXHIBIT A hereto together with the good will associated therewith, (the "Trademarks") and including all causes of action and the proceeds thereof in favor of Isaacs heretofore accrued or hereafter accruing with respect to the Trademarks; provided, however, that Isaacs shall retain all causes of action and proceeds thereof, and bear all costs and expenses, including attorneys fees, with respect to the pending litigation involving Oh Trading in the Southern District of New York;

     (b) All rights of Isaacs under the Worldwide Rights Acquisition Agreement, as that term is defined in the Agreement, the Uniform License Agreement between Isaacs and Brookhurst, Inc. dated November 5, 1997 and all license agreements, concurrent use agreements and other agreements listed on
SCHEDULE 2.01(B) to the Agreement and all files relating thereto which were acquired by Isaacs pursuant to the Worldwide Rights Acquisition Agreement, including, without limitation, an assignment of all copyrights, if any, that Isaacs may own as a result of the use of Property, as such term is defined in the Foreign Rights Manufacturing Agreement; and

     (c) All right, title, interest in and to all files that Isaacs has within its possession or control relating to the Trademarks provided, however, that Isaacs shall not be responsible for (i) destruction of records caused by an Act of God or other "Force Majeure" event, or (ii) any immaterial non-intentional destruction of records.

         From and after the date hereof, Isaacs shall, upon request and at the expense of Ambra but without further consideration, do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by Ambra to transfer, convey and assign to Ambra possession and use of the Trademark Assets and to comply with all applicable legal requirements to effect such transfers, conveyances and assignments.

         Anything contained in this Bill of Sale and Assignment of Trademark Assets to the contrary notwithstanding, this Bill of Sale and Assignment of Trademark Assets shall not constitute an agreement to assign any contract, or any claim or right or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach of or be in violation of any such contract, claim, right or benefit.

         Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

         In the event of any conflict or inconsistency between this Bill of Sale and Assignment of Trademark Assets and the Agreement, the terms of the Agreement shall prevail.

         IN TESTIMONY WHEREOF, Isaacs has caused these presents to be executed.

                                          I.C. ISAACS & COMPANY L.P.
                                          By: I.C. Isaacs & Company, Inc., its
                                                   General Partner


                                          By:
                                               ---------------------------------
                                               Name:  Robert J. Arnot
                                               Title:    Chairman and CEO

                          EXHIBIT A TO BILL OF SALE AND

                         ASSIGNMENT OF TRADEMARK ASSETS

                             EXHIBIT C TO AGREEMENT

                        ASSUMPTION OF ASSUMED AGREEMENTS

         This ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into this 22nd day of October, 1999, by and between I.C. ISAACS & COMPANY L.P., a Delaware limited partnership ("Isaacs"), and AMBRA INC., a Delaware corporation ("Ambra").

                              W I T N E S S E T H:


         WHEREAS, Isaacs has agreed to assign, transfer and deliver to Ambra, and Ambra has agreed to acquire and accept from Isaacs certain assets of Isaacs pursuant to an Agreement entered into on October 22, 1999, between Isaacs, I.C. Isaacs & Company, Inc., Ambra and Hugo Boss AG (the "Agreement");

         WHEREAS, Ambra has agreed to assume certain obligations related to said acquired assets;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

         1. Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Agreement.

         2. Isaacs hereby assigns to Ambra all its rights under the agreements identified on SCHEDULE 2.01(b) to the Agreement, constituting the Assumed Agreements as defined in the Agreement.

         3. Ambra hereby assumes all obligations of Isaacs arising from and after the date hereof under the Assumed Agreements solely insofar as they arise after the date hereof.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day, month and year first above written.

                                          I.C. ISAACS & COMPANY L.P.
                                          By: I.C. Isaacs & Company, Inc., its
                                                   General Partner


                                          By:
                                               ------------------------------
                                               Name:  Robert J. Arnot
                                               Title:    Chairman and CEO

                                          AMBRA INC.


                                          By:
                                              -------------------------------
                                              Name:
                                              Title:

                             EXHIBIT D TO AGREEMENT

                                LICENSE AGREEMENT

                              RESTATED AND AMENDED
                            LICENSE RIGHTS AGREEMENT



     This Agreement (the "License Agreement"), effective as of this 22nd day of October, 1999 (the "Effective Date") restates, amends and renames the FOREIGN MANUFACTURING RIGHTS AGREEMENT (the "FMRA") entered into as of the 5th day of November, 1997 by and between Ambra Inc. a Delaware corporation ("Licensor") and
I. C. Isaacs & Company L.P. ("Licensee"), a Delaware limited partnership.


                                 R E C I T A L S


     A. Licensor, directly or through its related entity Hugo Boss AG ("Hugo Boss"), is the owner of or has rights to license various trademarks including the word "BOSS" throughout the world and in the United States (collectively, "Hugo Boss Marks"). Licensor and/or its related companies have used for many years the mark BOSS and Hugo Boss Marks and have developed certain intellectual property rights in connection therewith.


     B. Licensee, as the successor in interest of Brookhurst, Inc., was the owner of certain United States trademark rights in and registrations of the word BOSS. Licensee and its predecessors in interest used the mark BOSS on certain products in the United States and developed certain intellectual property rights in connection therewith. Licensee has, simultaneously with the execution of this Agreement, sold and assigned those trademark and related proprietary rights in the United States to Licensor without reservation of rights.


     C. Licensee is a party to the FMRA pursuant to which Licensee has certain rights to use certain Hugo Boss Marks for manufacturing and marking of apparel outside the United States as set forth therein, and desires to obtain a license to be able to continue to distribute, promote and sell products in the United States under certain of the Hugo Boss Marks, and Licensor is willing to license such trademarks to Licensee for such purpose in accordance with the terms hereof.


     D. In countries where necessary and appropriate, Licensor desires that Licensee be recorded as a registered user of the Licensed Marks (as hereinafter defined) in relation to the manufacture of the Licensed Products.

     E. In connection with the transactions described above, the parties hereby wish to restate and amend, and do restate and amend, the FMRA which, as of the Effective Date of this Agreement, shall cease to be in effect.


     NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


1. DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings set forth below:

     a. "Licensed Mark" or "Licensed Marks" shall mean the trademarks BOSS in the Microgramma Typestyle and the stylized B (as set forth on Exhibit A attached hereto) whether used alone or in combination with other words or symbols, with the appearance and/or style of the said trademark in compliance with the provisions of Exhibit A.

     b. "Property" shall mean the intellectual property rights which Licensor deems, in its sole reasonable discretion, to be desirable or necessary for Licensee to enjoy the fruits of the license granted herein and which are or become primarily associated with the Licensed Marks. Such Property shall include, but not be limited to, certain titles, trademarks and names, as well as any of the following used in connection with or as identifiers of the Licensed
Marks: fabrics, styles, designs, and colors other than those which are standard or traditional in the industry; logos, symbols, copyrights, art work, inventions (patentable or unpatentable), confidential information, trade secrets, patents and pending patent applications.

     c. "Licensed Product" or "Licensed Products" shall mean solely the products specified in Exhibit B attached hereto bearing Licensed Marks in compliance with Exhibit A.

     d. "Manufacturing Territory" shall mean any and all countries listed on Exhibit C.

     e. "Sales Territory" means the United States and certain military locations as set forth in this Agreement.

     f. "United States" shall mean the United States of America, its territories, possessions and commonwealths, except Saipan and American Samoa. "United States" includes, without limitation, Puerto Rico.

     g. "Total Net Sales" shall mean the amount invoiced to third parties by or on behalf of Licensee with respect to all products bearing a BOSS mark minus BONA FIDE trade, quantity and early payment discounts actually taken, actual returns, shipping costs specifically itemized as such, uncollectible amounts actually written off as bad debt by Licensee and sales or excise taxes (if any) payable by Licensee in respect of and attributable directly and solely to sales of Licensed Products, provided that each such item is indicated separately and appears clearly separate from product price; provided further that for purposes of Total Net Sales calculations uncollectible amounts shall not exceed one half of one percent (0.5%) of Total Net Sales (including uncollectible amounts) of all products bearing a BOSS mark. No costs incurred in the manufacture, sale, distribution, advertisement or promotion of such products shall be deducted from the gross sales amounts or from any royalty payable to Licensor by Licensee. Any sales or transfers of such products made by Licensee to any person or entity that does not deal at arm's length with Licensee shall be computed, for the purpose of determining Total Net Sales, at an amount equal to the price at which Licensee would have invoiced or charged purchasers which deal at arm's length with Licensee, unless otherwise agreed to by Licensor in writing.


2. RIGHTS GRANTED

     (I) LICENSE FOR THE SALES TERRITORY.

     a. Licensor hereby grants to Licensee, and Licensee accepts, upon the terms and conditions set forth herein, the right and license, under the Hugo Boss Marks, to use the Licensed Marks in connection with, and for the purpose of, the design, advertising, marketing, sale and other distribution of Licensed Products in the Sales Territory. Subject to the restrictions and limitations, and modifications thereto, contained in subsections 2(I)(d), 2(I)(e), 2(I)(f), 2(I)(g), 2(II)(f), 3(b), and 3(c) below, the license granted to Licensee is non-exclusive. Unless otherwise agreed to by the parties in writing, Licensee agrees to sell the Licensed Products solely in accordance with Exhibits A, A1 and B. Nothing in this paragraph is intended to prohibit Licensee from using third party suppliers, service providers and agents in connection with the designing, advertising, marketing, sale and other distribution of the Licensed Products in compliance with the terms of this Agreement.

     b. Unless otherwise agreed to by the parties in writing, Licensee agrees that it shall not use the Licensed Marks in connection with the design, advertisement, marketing, promotion, distribution or sale of any products other than Licensed Products.

     c. Unless otherwise agreed to by the parties in writing, Licensee agrees that it will not distribute or sell any Licensed Products bearing the Licensed Marks to athletic stores whose primary product line is composed of products intended to be used in connection with golf, tennis, skiing, sailing, windsurfing, motor sports or any combination thereof or at golf, tennis, skiing, sailing, windsurfing, or motor sports athletic events, without the prior written consent of Licensor. The foregoing shall not prevent Licensee from selling Licensed Products to general sporting goods stores selling multiple lines of products for a variety of sports (E.G., Modell's and Sports Authority).

     d. On those products listed on Exhibit A1, Licensor, for itself and for its affiliates (including Hugo Boss) agrees to use the word BOSS alone or the words BOSS HUGO BOSS, whether used only as those words or in combination with any symbols, on such products in the Sales Territory solely in accordance with the price points contained in Exhibit A1; provided, however, that such Exhibit A1 shall not apply to such products used or distributed by Licensor, its affiliates or their licensees for promotional purposes.

     e. Licensor, for itself and for its affiliates (including Hugo Boss) agrees that without Licensee's prior written consent, which consent may be withheld in Licensee's sole discretion, Licensor and its affiliates shall not license any nonaffiliated third party to use the word BOSS alone or the words BOSS HUGO BOSS, whether used only as those words or in combination with any symbols, in connection with the sale in the Sales Territory of the sportswear products listed in Exhibit A1 at or below Licensee's maximum wholesale prices listed therein.

     f. Nothing herein is intended to or shall prevent or otherwise restrict Licensor or its affiliates (including Hugo Boss) from designing, manufacturing, advertising, promoting, distributing or selling or licensing others to design, manufacture, distribute, advertise, promote or sell in the Sales Territory any product, whether or not bearing a mark with the word BOSS alone or the words BOSS HUGO BOSS, listed in and consistent with Exhibit A1, or any other product not listed in Exhibit A1, provided that such products do not use the Microgramma typestyle shown in Exhibit A.

     g. Neither Licensor or its affiliates (including Hugo Boss) nor Licensee shall use on or in connection with apparel bearing the word "BOSS" sold in the Sales Territory, any apparel style, design, pattern, art work or color which are or have been primarily associated with products distributed by the other (or any licensee of the other) except those which are traditional or standard in the industry.

     h. Notwithstanding any other provision of this Agreement, Licensee may, during 1999 and 2000, use the Licensed Marks on a non-exclusive basis on the following goods so long as such goods are not intended to be sold to the public and are intended to be used solely in connection with and for the promotion of Licensed Products in the Sales Territory: compact discs, videos, stickers, stick-on-tattoos, photographs and posters, whistles, notebooks, lanyards, non-leather I.D. tags, basketballs, cassette tapes, sweatbands and visors, banners and key chains; provided further that Licensee shall not contest, and agrees that such non-exclusive right to use shall not restrict or limit, in any way the manufacturing, distributing or selling by Licensor or its affiliates, or any of their licensees, of any of the above items with the Hugo Boss Marks. For each year of this Agreement after 2000, Licensee shall submit for approval a list of goods it intends to use (subject to the terms and conditions of this Section 2(I)(h), for promotional purposes. Licensor shall consider the request in good faith and advise Licensee within ten (10) business days of receipt of such list which of the goods Licensor, in the exercise of its sole discretion, approves; provided however, that notwithstanding the provision of Section 26(c), Licensee may seek arbitration solely as to whether Licensor has acted in good faith in considering Licensee's request. Absent such approval, Licensee shall not use Licensed Marks on such goods.


     i. Licensee acknowledges the legal and beneficial ownership interests of Licensor and its affiliates in and to the Licensed Marks and the Hugo Boss Marks and undertakes that it will not take any action which may in any way impair their rights in the marks, including, without limitation, by challenging or opposing, or raising or allowing to be raised, on any grounds whatsoever, any questions concerning or obligations to the validity of the Licensed Marks or the Hugo Boss Marks. Licensee further acknowledges that Licensor and its affiliates own extensive trademark rights relating to the word BOSS both within and outside of the United States. Licensee does not and shall not own, or purport to own, any trademark rights relating to the word BOSS within or outside of the United States.

     j. Licensee agrees that it will not sell or offer for sale or resale Licensed Products anywhere in the world other than in the United States. Licensee shall not sell or cause to be sold, directly or indirectly, any Licensed Products to any party which Licensee knows, or has reason to know, has resold or distributed, is reselling or distributing, or is likely to resell or distribute such Licensed Products (i) outside of the United States; or (ii) as duty free merchandise. After the execution of this Agreement as is reasonable, Licensee shall advise each of its customers (other than consumers or other end users) in writing of the restrictions on such sales.

     k. The parties agree that Licensee may sell Licensed Products to the United States military solely for resale on United States military installations in the United States. In making such sales, Licensee shall seek to obtain agreement from its United States military customers that Licensed Products will not be sold in United States military installations outside the United States ("Military Agreement").

          (i) If Licensee is unable to obtain a Military Agreement with any military customer, or if the obtaining of any such Military Agreement substantially adversely affects Licensee's ability to make military sales in the United States, then Licensee shall promptly notify Licensor. Any such notice by Licensee shall include a written explanation and documentation of all efforts by Licensee to obtain such agreement and shall include (1) data disclosing Licensee's sales of Licensed Products to the military customer(s) at issue during the immediate prior 12-month period,
     (2) projected sales of Licensed Products over the next 12-month period, (3) the basis for Licensee's belief that obtaining such an agreement will substantially adversely affect Licensee's military sales, and (4) all information known or reasonably available to Licensee about sales of Licensed Products by the military customer(s) at U.S. military installations outside the United States.

          (ii) Upon receipt of such notice and at Licensor's request, the parties shall meet and confer within five (5) business days, to agree upon any further steps to be taken by Licensee to obtain the Military Agreement. Thereafter, absent an agreement between the parties on this issue, or in the event such steps as may be agreed upon do not result in a Military Agreement and Licensee does not agree to discontinue sales of Licensed Products to any such military customer, Licensor may initiate arbitration under the principles set forth in Exhibit H. In any such proceeding, the arbiter shall decide whether Licensee shall be permitted to continue selling Licensed Products to the military customer(s), absent a Military Agreement, and if so under what circumstances, conditions or limitations, if any. In considering these issues, the arbiter shall consider, INTER ALIA, the extent of Licensee's efforts to obtain a Military Agreement, the extent to which Licensee's military sales are affected), the extent to which the absence of a Military Agreement has, is or will contribute to the sale of Licensed Products outside the United States, and the actual or threatened harm to Licensor from such sales. Pending the resolution of such arbitration, Licensee may continue to make sales of Licensed Products to any such military customer(s) absent a Military Agreement; provided, however, that the continuation of such sales does not constitute (1) a waiver by Licensor of any rights it may have under this Agreement, or (2) Licensor's consent to such sales.


     Notwithstanding the foregoing or the decision of any arbitration, nothing in this agreement shall prevent Licensor from fully enforcing all of its rights to prevent the unauthorized sale of products bearing Hugo Boss Marks at any U.S. military installation outside the United States or elsewhere outside the United States.

     (II) LICENSE FOR THE MANUFACTURING TERRITORY.

     a. In addition to the rights granted to Licensee above, Licensor hereby grants to Licensee, and Licensee accepts, upon the terms and conditions set forth herein, a limited, nonexclusive right and license to itself use, and to cause and permit third-party foreign manufacturers ("Foreign Manufacturers") and third-party manufacturers in the United States ("US Manufacturers") (collectively, "Designated Manufacturer(s)") to use, the Licensed Marks solely in connection with the manufacture of Licensed Products, labels, displays, promotional items permitted by this Agreement and other materials used in connection with the Licensed Products within the Manufacturing Territory for sale or distribution solely to Licensee.

     b. Licensee shall require that the Designated Manufacturer(s) perform all obligations ascribed to such Designated Manufacturer(s) under this Agreement, including but not limited to those obligations listed in Section 2(II)(b)(i-xxii), and shall, within sixty (60) days of the effective date of this Agreement and if not already in place, require each Designated Manufacturer(s) to enter into a binding written agreement (whether by purchase order or otherwise) with Licensee, under which each such Designated Manufacturer(s) agrees to undertake the following obligations provided, however, that, notwithstanding any other provision of this Agreement, with respect to the US Manufacturers Licensee, in its sole discretion, may determine the means by which any of its US Manufacturers is advised of the following obligations (including without limitation by way of letter or terms and conditions included in any invoice or purchase order):

          (i) The Designated Manufacturer(s) shall manufacture Licensed Products only for and sell Licensed Products only to Licensee.

          (ii) The Designated Manufacturer(s) shall not manufacture any product bearing the Licensed Marks or any trademarks confusingly similar to the Licensed Marks, other than Licensed Products.

          (iii) The Designated Manufacturer(s) shall not use the name BOSS on any corporate, partnership or other trade name or as a form of entity identification.

          (iv) The Designated Manufacturer(s) shall modify or terminate use of the Licensed Marks if requested to do so by Licensee pursuant to Section 2(II)(f) herein.

          (v) The Designated Manufacturer(s) shall not use the Licensed Marks in the Manufacturing Territory in any manner other than as expressly set forth in this Agreement.


          (vi) The Designated Manufacturer(s) shall, following termination of its agreement with Licensee, terminate any and all uses of the Licensed Marks in the Manufacturing Territory.

          (vii) The Designated Manufacturer(s) shall (A) provide Licensee with a list of all locations in which the Designated Manufacturer manufactures, processes or stores Licensed Products, which list from time to time shall be updated promptly with additional such locations as they are utilized, and (B) provide reasonable access at each and every such location to Licensee and Licensor; provided, however, that this provision does not apply to the initial order placed with any Designated Manufacturer where the order does not exceed 24,000 units. Licensor shall provide Licensee with notice and opportunity to participate in any inspection under this provision provided Licensor decides, in its sole discretion, that to do so would not impair or hinder the purpose or effectiveness of any such inspection. With respect to US Manufacturers, Licensee shall always have the right to participate in any inspection by Licensor and Licensor agrees to coordinate the inspection through Licensee.

          (viii) The Designated Manufacturer(s) shall comply with all applicable labeling and other laws to the extent affecting the manufacture, storage, shipment, labeling and sale of Licensed Products pursuant to the terms of this Agreement, and at all times otherwise conduct its activities under its agreement with Licensee in a lawful manner.

          (ix) The Designated Manufacturer(s) shall permit Licensor, Licensee and their respective agents and representatives to conduct audits with respect to the books, records and all other documents and materials in the possession or under the control of the Designated Manufacturer(s) relating to the Licensed Products and any agreement in place with Licensee with respect thereto. With respect to US Manufacturers, Licensee shall always have the right to participate in any audit by Licensor and Licensor agrees to coordinate the audit through Licensee.

          (x) The Designated Manufacturer(s) shall use the trademark and copyright notices required by Licensee in connection with the Licensed Marks.

          (xi) The Designated Manufacturer(s) shall acknowledge (or in the case of US Manufacturers, be advised) that the Licensed Marks are owned solely and exclusively by Licensor and Hugo Boss and will not at any time represent that it has any title or right of ownership in the Licensed Marks.

          (xii) The Designated Manufacturer(s) shall acknowledge (or in the case of US Manufacturers, be advised) that materials related to its agreement with Licensee and uniquely and specifically associated with the Licensed Marks and/or the Licensed Products (collectively "Works"), whether developed solely by such Designated Manufacturer(s) or jointly with others, may qualify for copyright protection under applicable local laws. The Designated Manufacturer(s) shall agree (or in the case of US Manufacturers, be advised) that such Works are to be deemed works "made for hire" for the benefit of Licensor and that if such Works, by operation of law or otherwise, are not works "made for hire", such Designated Manufacturer(s) shall agree (A) to assign to Licensor any or all of such Designated Manufacturer(s)' right, title and interest in the copyright in such Works throughout the world, and (B) not to seek or obtain registration of such copyright in its own name.

          (xiii) The Designated Manufacturer(s) shall not seek or obtain any registration of the Licensed Marks or any trademark confusingly similar thereto in any name or participate directly or indirectly in such registration without prior written permission of Licensor and Licensee.

          (xiv) In the event the Designated Manufacturer(s) has obtained or obtains in the future in the Manufacturing Territory, any right, title or interest in the Licensed Marks, or in any other trademark or service mark owned by Licensor, the Designated Manufacturer(s) shall execute any and all instruments deemed by Licensor and/or its attorneys or representatives to be necessary to transfer such right, title or interest to Licensor.

          (xv) The Designated Manufacturer(s) shall not take any action which may in any way impair the rights of Licensor in the Licensed Marks, including, without limitation, challenging or opposing, or raising or allowing to be raised, either during the term of its agreement with Licensee or after its termination, on any grounds whatsoever, any questions concerning, or objections to, the validity of the Licensed Marks or Licensor's rights therein, or any other trademarks or service marks owned by Licensor containing the word BOSS in any manner.

          (xvi) The Designated Manufacturer(s) shall reasonably assist Licensor in obtaining and/or maintaining registration for the Licensed Marks including, without limitation, by providing information regarding the Licensed Marks and samples of the Licensed Products.

          (xvii) The Foreign Manufacturer(s) shall appoint Licensor as its respective attorney-in-fact for the limited purpose of executing any and all documents and performing any and all other acts necessary to give effect and legality to the provisions of this Section 2 of this

     Agreement.

          (xviii) The Designated Manufacturer(s) shall not grant, assign, sublicense or otherwise convey or transfer any rights inuring to such Designated Manufacturer or any obligations or duties owed by such party to Licensee or Licensor under this Agreement without the prior written consent of Licensee, and any attempted transfer or assignment shall be null and void.

          (xix) The Designated Manufacturer(s) shall cooperate with and assist Licensor in protecting and defending the Licensed Marks, and shall promptly notify Licensee in writing of any infringements, claims or actions by others in derogation of the Licensed Marks in the applicable country within the Manufacturing Territory of which it becomes aware; provided, however, that Licensor shall have the sole right to determine whether any action shall be taken on account of such infringements, claims or actions. The Designated Manufacturer(s) shall not take any action on account of any such infringement, claim or action without the prior written consent of Licensor.

          (xx) In the event Licensor initiates or defends any legal proceedings on account of any infringements, claims or actions by others in derogation of the Licensed Marks, the Designated Manufacturer(s) shall cooperate with and assist Licensor to the extent reasonably necessary to protect the Licensed Marks including, but not limited to, being joined as a necessary party to such proceedings. Any such legal proceedings which do not result from Licensee's breach of this Agreement or the Designated Manufacturer's breach of its agreement with Licensee shall be initiated or defended by Licensor; provided, however, that under no circumstances shall Licensor be responsible for the costs or expenses incurred by the Designated Manufacturer(s) in any such legal proceeding in which it elects to be represented by its own counsel.

          (xxi) The Designated Manufacturer(s) shall obtain all government approvals and registrations which are required under the laws of the applicable country in the Manufacturing Territory as a result of the Designated Manufacturer(s) activities in connection with the Licensed Products and to pay any taxes or fees required by any such foreign government as a result of its activities under its contract with Licensee.

          (xxii) In the manufacture of Licensed Products, the Designated Manufacturer(s) shall not employ children under fourteen (14) years of age.

     c. Licensee shall not authorize any third party to manufacture Licensed Products in the Manufacturing Territory outside the United States unless and until such third party executes a binding written agreement (by purchase order or otherwise) with Licensee containing all of the obligations listed above in Section 2(II)(b)(i-xxii). Licensee shall take reasonable steps to monitor each Designated Manufacturer's compliance with its obligations under its agreement with Licensee or otherwise. If any such Designated Manufacturer(s) fails to comply with any of the foregoing obligations listed above in Section 2(II)(b)(i-xxii), Licensee, upon having acquired knowledge thereof, shall immediately notify Licensor thereof and of the steps being taken to obtain compliance by such Designated Manufacturer(s) with such obligations. If any such failure to comply constitutes a material breach of the Designated Manufacturer's obligations to Licensee as listed above in Section 2(II)(b)(i-xxii), Licensee shall, at the request of Licensor, also terminate its business dealings with such Designated Manufacturer as soon as commercially feasible; provided, however, that as of the date Licensee acquires knowledge of any such breach, Licensee shall not enter into any new manufacturing agreements or place any additional orders with such noncomplying Designated Manufacturer without the written consent of Licensor; provided further that such termination shall not relieve Licensee of its obligations to continue to enforce its rights against such Designated Manufacturer for breach of its obligations or Licensee's indemnity obligations to Licensor under this Agreement.

     d. Licensee shall bear all costs and expenses associated with or incurred by it in carrying out its obligations under Sections 2(II)(b) and 2(II)(c) above.

     e. Notwithstanding Section 2(II)(a) above, Licensee may manufacture or cause others to manufacture the Licensed Products within the Manufacturing Territory subject to the terms and restrictions contained in this Section. The parties agree that they will amend Exhibit C to include countries listed in Exhibit C1 upon (or as soon thereafter as is practicable) the issuance to Hugo Boss, or its designee, in each such country, of trademark registration(s) for the word BOSS for use on products listed in Exhibit B, Section I, as modified by
Section II; provided, however, that any such amendment shall conform to and be limited by the scope of any such trademark registration obtained. In those countries listed in Exhibit C1 where Hugo Boss presently has no trademark application(s) pending, Licensor agrees, upon the written request of Licensee, to cause Hugo Boss to make such application, and to take appropriate steps to prosecute such application and Licensee agrees to reimburse Hugo Boss for fifty percent (50%) of the costs, including attorney's fees and filing fees, of obtaining such registration. The parties agree that they will amend Exhibit C to include each country listed on Exhibit C2 when the later of the following two events occurs (or as soon thereafter as is practicable): (1) the issuance to Hugo Boss or its designee, of trademark registrations for the word BOSS for use on products listed in Exhibit B, Section I, as modified by Section II, or (2) the resolution to the satisfaction of Hugo Boss of pending disputes among third parties. At any time after the execution of this Agreement, Licensee may notify Licensor of countries other than those referenced in Exhibits C, C1 and C2 in which Licensee desires to manufacture Licensed Products. Licensor shall consider such a request in good faith, and consistent with the principles incorporated above relating to the countries listed in Exhibit C. If Licensor agrees to any such request, Licensor and Licensee will amend this Agreement. The parties agree to execute individual agreements with respect to manufacturing rights for any country on Exhibit C outside the United States, if required by the laws or regulations of that country or to protect the Licensed Marks. Licensee shall only manufacture or cause others to manufacture Licensed Products in those countries identified in Exhibit C or any other country as may be later agreed upon pursuant to this section.

     f. Notwithstanding Section 2(II)(a) hereof, neither Licensee nor the Designated Manufacturer(s) shall have the right to use the Licensed Marks in the Manufacturing Territory in any manner that conflicts with the rights of any third party. For purposes of this Section 2(II)(f), the term "third party" shall not include any natural person under control of Licensor, any entity owned by, controlled by, or affiliated with Licensor, any natural person or entity that owns or controls Licensor, or any entity with whom Licensor enters into an agreement relating to, or creating, the rights that conflict with Licensee's rights hereunder. If the use of the Licensed Marks on any or all of the Licensed Products conflicts with the rights of any third party, or if a third party makes a BONA FIDE claim alleging such a conflict, Licensee agrees to immediately terminate or modify such use in accordance with Licensor's reasonable instructions, and Licensee shall have no right of damage or offset in connection with this Agreement. In the event Licensee fails to terminate or modify such use, as reasonably directed by Licensor, Licensor may terminate this Agreement under the provisions of Section 15 below as to such country in which the rights of the third party exists or with respect to which a BONA FIDE claim has been made without limiting Licensor's other rights and remedies hereunder or at law or in equity. Licensee shall indemnify and hold harmless Licensor for all damages, including attorney's fees and costs incurred in any action or claim brought against Licensor by such third party arising out of Licensee's actions under this Agreement. Licensor agrees that neither it nor Hugo Boss shall grant to any third party an exclusive license for the manufacture of products listed on Exhibit B, Section I, as modified by Section II, bearing the Licensed Marks.

     g. Whenever Licensee itself manufactures Licensed Products anywhere in the Manufacturing Territory, Licensee agrees to and undertakes the same obligations set forth in Section 2(II)(b)(i-xxii) for the Designated Manufacturers including without limitation the following.

          (i) To manufacture Licensed Products only for Licensee;

          (ii) Not to manufacture any product bearing the Licensed Marks or any trademarks confusingly similar to the Licensed Marks, other that Licensed Products and promotional items permitted by this Agreement;

          (iii) Not to use the name BOSS on any corporate, partnership or other trade name or as a form of entity identification;

          (iv) Not to seek or obtain any registration of the Licensed Marks or any trademark confusingly similar thereto in any name or participate directly or indirectly in such registration without prior written permission of Licensor; and


          (v) Not to employ children under fourteen (14) years of age.

     (III) OTHER PROVISIONS REGARDING THE LICENSE FOR THE SALES AND MANUFACTURING TERRITORY.

     a. Licensee acknowledges that Licensor owns, pursuant to that certain Foreign Boss Rights Acquisition Agreement between Licensor and Licensee dated September 30, 1997 and that certain Agreement between Licensor, Hugo Boss AG, I.C. Isaacs & Company, Inc. and I.C. Isaacs & Company L.P. dated October __, 1999 (the "Agreement"), any and all trademark rights relating to the word BOSS within the Sales and Manufacturing Territories that Brookhurst transferred to Licensee pursuant to that certain Worldwide Rights Acquisition Agreement between Licensee, Brookhurst and William Ott dated September 30, 1997. Licensee acknowledges that it does not own, or purport to own, any trademark rights relating to the word BOSS in the Sales Territory or the Manufacturing Territory.

     b. Licensee acknowledges that it is often difficult to obtain clear, registered title to trademarks and other intellectual property rights. Accordingly, Licensor makes no representation whatsoever concerning any rights, interest, information, agreements, restrictions or other matters relating to the BOSS marks acquired by Licensor from Licensee under the Foreign Rights Agreement or the Agreement, and Licensee agrees that the rights granted herein exist only to the extent that Licensor owns such rights and no warranty, express or implied, is made with respect thereto or with respect to the rights of any third parties that may conflict with the rights granted herein. Licensor warrants that the agreements listed on Exhibit D hereto are the only agreements known to Licensor or Hugo Boss which impose or may impose restrictions on Licensee's ability to manufacture Licensed Products in the Manufacturing Territory.


     c. Licensor shall obtain from Hugo Boss throughout the term of this Agreement a license of such of its rights (if any) relating to the exercise by Licensee of its rights under this Agreement such that Licensor may sublicense said rights to Licensee to the extent described in the grant of rights set forth in Sections 2(I) and 2(II), as modified by Section 2(III) hereof, and Licensor hereby acknowledges that it is sublicensing said rights to Licensee under said Sections 2(I) and 2(II), as modified by Section 2(III).

     d. Licensee makes no representations and warranties to Licensor hereunder with respect to the Licensed Marks, including, without limitation, any matter relating to the existence, validity or enforceability of the marks acquired by Licensee from Brookhurst Inc.

     e. Except as expressly stated in this Agreement, Licensor makes no representations and warranties to Licensee hereunder with respect to the Licensed Marks, whether such marks were derived from the purchase by Licensor from Licensee (and ultimately from Brookhurst) or derived by license from Hugo Boss.


3.   ADVERTISING AND PROMOTION; TRANSFER AND OWNERSHIP OF PROPERTY

     a. Licensee agrees that any and all of its advertising and sales promotion activities regarding Licensed Products (including cooperative advertising) shall be subject to the provisions established by Exhibit A2. Licensee shall not create, or cause to be created, any advertising or promotional materials that do not comply with Exhibit A2 and shall use reasonable efforts, including termination of relationships, to cause third parties who advertise or otherwise promote Licensed Products to comply with the standards of Exhibit A2. Licensee shall use reasonable efforts to cause its retail customers to use signage materials conforming to the requirements of this Section 3(a), but Licensee shall not be required to terminate its relationship with any retailer solely on the basis that the retailer continues to use existing non-conforming signage which has been in use since 1998 or before.

     b. Licensor, for itself and its affiliated entities (including Hugo Boss) agrees that any and all of their advertising activities (including cooperative advertising) for products listed in Exhibit B, Section I, as modified by Section II, shall be subject to the provisions established in Exhibit A3.


     c. Licensee shall have exclusive rights as between the parties to use the Licensed Marks with respect to boxing sports sponsorship in the United States, except Licensor retains the right to use the Hugo Boss Marks in connection with the sponsoring of boxers in the United States who are neither U.S. citizens, nor residents of the United States. Unless otherwise agreed to in writing by the parties, Licensor shall have exclusive rights as between the parties to use BOSS with respect to golf, tennis, motor sports, skiing, sailing, and windsurfing sports sponsorship in the United States. With regard to all other sports, Licensor and Licensee agree to cooperate with each other to avoid interference with the other party's sports sponsorships in the United States. If either Licensor or Licensee notifies the other party of the existence of sports sponsorship relationships in other sports, the party receiving such notice will then avoid interfering with the sponsorship relationship established by the other party. For example, the party receiving such notice will not establish, or attempt to establish, any sponsorship relationship with the same athlete or the same team while the sponsorship relationship of the other party to this Agreement remains in effect, although the party receiving the notice would not be prevented from establishing other sponsorship relationships in the same sports. After notification, and upon request by the notified party, the notifying party shall provide evidence of any such sponsorships to the notified party. The parties agree that Licensee may use the Licensed Marks in the United States in connection with the sponsorship of United States Olympic Athletes and United States Olympic Teams; provided, however, that the Licensed Marks are not used in advertisements intended to be seen in countries outside the United States and provided, further, that such Olympic athletes and teams agree not to display the Licensed Marks outside the United States. Nothing in this Agreement entitles either Licensor or Licensee to exclusive rights as between the parties with regard to any Olympic events occurring within the United States, except with regard to the sports expressly identified above.

     d. Licensee may submit to Licensor for prior approval samples of tags, labels, packaging (including cartons, containers and wrapping or packing materials) stationery, sales documents, advertising, promotional and display materials, and other items bearing or using the Licensed Marks, so that Licensor can ensure that such items comply with the terms of this Agreement. If Licensee does not submit such items to Licensor for approval, and items are determined to materially breach the terms of this Agreement on two occasions within a twelve
(12) month period, Licensee must thereafter submit all such items for approval by Licensor. Under these circumstances, Licensee shall not use any item in that category until corresponding samples have been approved by Licensor in writing, and Licensee shall not depart therefrom in any respect without again obtaining Licensor's prior written approval. If there have been no further material violations for a twelve (12) month period, approval for such category shall return to permissive instead of mandatory. When its samples are submitted for approval (whether mandatory or permissive), Licensor shall either approve or set forth in writing its reasons for withholding approval within twenty (20) days of receipt of such samples. Failure by Licensor to so respond within twenty (20) days shall be deemed as approval.


     e. Licensee agrees that all goodwill derived by it or its licensees from the use of the Licensed Marks after the Effective Date shall inure to the benefit of Licensor.

     f. The parties agree that nothing in this Agreement shall require either party to do business with any third party wholesaler or retailer. The parties further agree that each party shall have the right at its sole discretion to take all steps necessary to prevent its products from being offered for sale to the public in proximity to the products of the other party or one of its licensees.

     g. Except as otherwise provided herein, the parties agree that each shall have no right to require the other to make any change in the rights or obligations set forth in this Agreement. The parties further agree that they will institute no legal action against each other based solely upon conduct which is expressly permitted by and in accordance with this Agreement.

     h. Licensee agrees that, during the term of this Agreement, it shall not use the Licensed Marks in any manner other than as expressly set forth in this Agreement.

     i. Licensee agrees that Licensor is and shall be the sole owner of all items of Property. Subject to the express requirements of Exhibit A, Exhibit A1, and Exhibit B of this Agreement, the parties agree that Licensor shall have no right to prevent Licensee from using, during or after the term of this Agreement, any fabrics, styles, designs and colors that are standard or traditional in the industry or not primarily associated with the rights licensed to Licensee hereunder and previously under the FRMA.

     j. Following termination of this Agreement, Licensee agrees that it will terminate any and all use of the Licensed Marks in the Manufacturing Territory and in the United States, except as otherwise expressly provided in this Agreement.


4.   QUALITY STANDARDS AND INSPECTION

     a. The parties acknowledge and agree that great value is placed on the Licensed Marks and the goodwill associated therewith, that the consuming public and the industry now associate the Licensed Marks with products of consistently high quality, and that the terms and conditions of this Agreement are necessary and reasonable to assure the consuming public and the industry that all Licensed Products sold hereunder are of the same consistently high quality as Licensed Products previously sold by Licensee. Accordingly, Licensee agrees that all Licensed Products shall be substantially equivalent, in terms of quality, to the products manufactured by Licensee for sale during the Spring and Fall 1996 seasons. Licensor acknowledges that the products bearing the word BOSS manufactured by Licensee for sale during the 1996 Spring and Fall seasons were of sufficiently high quality standards as required by this paragraph. If any Licensed Products fail to conform to the aforementioned quality standards, upon notification from Licensor, Licensee shall discontinue any and all manufacture, shipments and distribution of such non-conforming Licensed Products. For purposes of this Agreement, the parties acknowledge that the quality standards apply only to the sewing, construction and fabric of the Licensed Products.

     b. Licensee agrees to use, in connection with the Licensed Products only, labels, tags, signs, banners, stationery, order forms, business cards and other forms of identification for such products which are consistent with the terms of Exhibit A and Exhibit A2. Licensee agrees that it shall not use the name BOSS in any corporate, partnership or other trade name or as a form of entity identification. Licensee shall not use the word BOSS or authorize any third party to use the word BOSS in connection with the name of any store or retail establishment; provided that nothing in this Section shall be construed as prohibiting use of the Licensed Marks in shop-within-a-shop situations. Licensee may continue its factory outlet operations in proximity to its distribution facilities which are currently located in Milford, Delaware; provided, however, that the word BOSS shall not be used in or as part of the name of the store. Licensee agrees to provide Licensor with written notice of any change in the location of such factory outlet. To the extent Licensee uses and/or provides design layouts and/or fixtures for use in stores or retail establishments, it shall not use design layouts and/or fixtures which are or have been primarily associated with products distributed by Hugo Boss or its other licensees, except those which are traditional or standard in the industry.

     c. For each Designated Manufacturer not previously disclosed to Licensor under the FMRA, Licensee shall notify Licensor, in writing, of the identities of each Designated Manufacturer(s) (including full business name and address), and the locations of all manufacturing, processing and storage facilities in the Manufacturing Territory in which the Licensee or the Designated Manufacturer(s) is manufacturing, processing or storing or intends to manufacture, process or store Licensed Products which is currently manufacturing Licensed Products for Licensee in the Manufacturing Territory. Within thirty (30) days of placing any order for the manufacture of any Licensed Products with a Designated Manufacturer not previously identified to Licensor, Licensee shall notify Licensor, in writing, of the identity of such new Designated Manufacturer, (including full business name and address) and within thirty (30) days after placing any order (other than an initial order for 24,000 units or less) with any such Designated Manufacturer, the locations of all manufacturing, processing and storage facilities in the Manufacturing Territory in which the Licensee or the Designated Manufacturer is manufacturing, processing or storing or intends to manufacture, process or store Licensed Products. Licensee shall, from time to time, provide Licensor promptly with additional such locations as they are utilized. Licensor and its representatives may from time to time, during all reasonable business hours and with prior reasonable notice to Licensee, inspect the operations and facilities of Licensee, the Designated Manufacturer(s) and their agents with respect to performance under this Agreement.

     d. Licensee agrees that it shall comply with all applicable labeling and other laws affecting the manufacture, storage, shipment, labeling and sale of the Licensed Products pursuant to the terms of this Agreement, and at all times otherwise conduct its activities under this Agreement in a lawful manner.

     e. The parties agree that they will not, without the written consent of the other, knowingly seek to obtain products from each other's manufacturers in the Manufacturing Territory or otherwise interfere in each other's lawful relationships with any manufacturers in the Manufacturing Territory.

     f. In order to ensure that Licensor is fully aware of all products Licensee may manufacture in the Manufacturing Territory, Licensee shall not sell or distribute any Licensed Product manufactured, sold or distributed anywhere in the world, unless and until a prototype or a Computer Assisted Design ("CAD") which displays clearly and fully each and every use of the Licensed Marks on such product has been offered to Licensor for inspection. Licensee shall notify Licensor when such prototypes or CADs are available for inspection at Licensee's offices in New York ("Notification of Prototype Availability") and Licensor shall, within ten (10) business days complete its inspection. At the inspection, or at an inspection to be held within fifteen (15) business days after receipt by Licensor of CADs as provided for below, Licensee shall make available representative samples of tags, labels, packaging (including cartons, containers, and wrapping or packing material) and other advertising, promotional or display materials or stationery, sale, documents and other items bearing or using the Mark. Licensor shall, within five (5) business days of implementing its inspection, notify Licensee in writing of any product that Licensor believes fails to meet the terms and conditions of this Agreement including the standards set forth in Exhibit A ("Disputed Garments"). To the extent Licensee intends to rely upon CADs, Licensee may, at its option, ship such CADs to Licensor for its review. Under these circumstances, Licensor shall, within ten (10) business days of receipt of such materials, notify Licensee in writing of any Disputed Garments. In the event there are Disputed Garments, Licensor and Licensee shall then meet to resolve any differences concerning such Disputed Garment and if, after five (5) business days, no resolution has been reached, the matter may be submitted to arbitration according to the procedures set forth in Exhibit H1. Pending resolution of any such arbitration, Licensee shall not manufacture, distribute or sell any such Disputed Garments. Licensor's failure to approve or disapprove any such prototype or CAD, within thirteen (13) business days of notification shall be deemed approval of such prototype or CAD. Licensee shall provide Licensor with a set of prototype garments, CADs or salesperson's samples of each such garment, each in typical or representative color, and each accompanied by a list of colors (by references to Pantone or other technical specification) expected to be used in production, within ten (10) business days of Notification of Prototype Availability. Subject to the express requirements of Exhibit A and Exhibit B, nothing in this Agreement is intended to give Licensor any rights to approve or specify the apparel styling, design, patterns, art work or colors of Licensed Products.

     g. Licensee shall adhere to all prototypes, or CADs reviewed by Licensor. Any minor departure or variance from such prototypes or CADs as to any of the requirements or limitations in Exhibit A and Exhibit B, including but not limited to any change of logo design, must receive the prior written approval of Licensor, which shall not be unreasonably withheld. Prior to receipt of Licensor's approval, Licensee may, solely at its own risk and without prejudice to Licensor, take orders for and/or manufacture such Licensed Products. Should a dispute arise between the parties over such products requiring arbitration, the parties agree that the arbitrator shall not be advised that such garments have been manufactured or that orders have been placed or taken therefor.


     h. Licensee shall notify Licensor in writing regarding any change to Licensee's business that would materially affect the rights, obligations and benefits of Licensor under this Agreement. Licensor shall notify Licensee in writing regarding any change to Licensor's or Hugo Boss' business that would materially affect the rights, obligations and/or benefits of Licensee under this Agreement. The parties acknowledge and agree that any and all information made available in any form to the other party under this Section 4(h) shall be subject in all respects to Section 24(a) hereof concerning confidentiality and that neither party will trade in violation of applicable U.S. securities laws on any such information which has not been publicly disclosed.


     i. Licensee agrees not to manufacture, export, import, ship or distribute from or to any country in the Manufacturing Territory, nor give its permission to any third party to manufacture, export, import, ship or distribute from or to any country in the Manufacturing Territory, Substandard Licensed Products without the prior written approval of Licensor. Substandard Licensed Products shall be defined as damaged or defective merchandise, irregulars, raw material seconds, made-up merchandise, and any products not meeting the quality standards set forth in Section 4(a) above or the logo standards set forth in Exhibit A. Nothing in this Agreement is intended to prevent Licensee from manufacturing or selling seconds and irregulars in the normal and ordinary course of business, consistent with the past practices of Licensee in this regard.

     j. Upon Licensor's written request, Licensee shall furnish without cost to Licensor a reasonable number of random production samples per year of each Licensed Product being manufactured by or on behalf of Licensee hereunder, together with samples of each tag, label, carton, container and packing or wrapping material used in connection therewith.

     k. Licensee shall submit to Licensor any trademark, service mark, logo or name which is to be used in connection with the Licensed Products other than those referenced in Exhibit A. Licensor shall have the right, in its sole reasonable discretion, to refuse to permit the use of any such trademarks, service marks, logos or names.

     l. Licensee shall not use the stitching designs for clothing pockets as depicted in Exhibit E on jeans, trousers, shirts, skirts, dresses, shorts, overalls, jackets, hats or vests or manufacture or distribute any Licensed Products using any pocket stitching design which infringes the designs set forth in Exhibit E. Prior to use, Licensee may submit to Licensor for approval other stitching designs for use on clothing pockets on such garments. In the event Licensee elects not to submit stitching to Licensor for approval Licensee shall indemnify, defend and hold harmless Licensor from and against any and all claims, liabilities and expenses, including reasonable attorney's fees, disbursements and other charges relating to Licensee's use of such unapproved stitching designs.

     m. Licensor and its representatives may, from time to time during all reasonable business hours and with prior reasonable notice to Licensee, inspect the operations and facilities of Licensee with respect to this Agreement.


5.   TERM

     a. This Agreement shall continue in full force and effect until December 31, 2003, when it shall terminate, unless renewed in accordance with the terms below, or unless terminated sooner in accordance with the terms and conditions set forth in this Agreement.


     b. Licensee may, at its sole option, renew this Agreement for a period of two (2) additional years commencing on January 1, 2004, and ending December 31, 2005, if Licensee provides written notice of its intention to extend by no later than June 30, 2003. Licensee may, at its sole option, extend the term of this Agreement for an additional two (2) year period commencing on January 1, 2006, and ending on December 31, 2007, if Licensee provides written notice of its intention to extend by no later than June 30, 2005.


6.   LICENSE FEE AND ROYALTIES

     a. Licensee agrees to pay to Licensor a royalty on Licensed Products as follows:

          (i) For the calendar quarter ending June 30, 1999, Licensee will pay to Licensor on the date hereof Four Hundred Eighty Thousand Dollars ($480,000) as a Minimum Quarterly Royalty Payment and Two Hundred Eighty-One Thousand Dollars ($281,000) in interest in respect of amounts due on the Secured Limited Recourse Promissory Note dated November 5, 1997 issued by Licensee to Licensor and which will be cancelled (the "1997 Note").

          (ii) For the calendar quarter ending September 30, 1999, Licensee will pay to Licensor on or before October 31, 1999 Five Hundred Twenty-Four Thousand Dollars ($524,000) as a Minimum Quarterly Royalty Payment and Two Hundred Eighty-One Thousand Dollars ($281,000) in interest in respect of amounts due on the 1997 Note.

          (iii) For the calendar quarter ending December 31, 1999, Licensee will pay to Licensor within thirty (30) days after December 31, 1999 Seven Hundred Sixty-One Thousand Dollars ($761,000) as a Minimum Quarterly Royalty Payment.


          (iv) Commencing with calendar year 1999, and for each calendar year of the initial term and either extension term of this Agreement thereafter (year 1999 and each calendar year of the initial term and each extension term of the Agreement thereafter being referred to as "Applicable Years"), Licensee will pay to Licensor an annual royalty equal to the "Annual Royalty Amount" (herein defined) for the Applicable Year. "Annual Royalty Amount" means the amount equal to the greater of (A) for Applicable Year 1999, the total of the Minimum Quarterly Royalty Payments required during the Applicable Year in accordance with clauses (i), (ii) and (iii) above and the amount paid for the first calendar quarter in 1999 in the amount of One Million Dollars ($ 1,000,000.00), and for Applicable Years 2000 through 2003, the total of the Minimum Royalty Payments set forth for such Applicable Year on the Minimum Royalty Table (2000-2003) attached hereto as Exhibit F-1 (the "Minimum Annual Royalty" ), or (B) an amount equal to six percent (6%) of Total Net Sales during the Applicable Year (the "Percentage Annual Royalty"). The Annual Royalty Amount for any Applicable Year will be paid quarterly (in arrears) within thirty (30) days after each Quarterly Payment Date in installments equal to the Minimum Quarterly Royalty Payments for such Quarterly Payment Dates as set forth in clauses (i), (ii) and (iii) above and on the Minimum Royalty Table (2000-2003). "Quarterly Payment Dates" means March 31, June 30, September 30 and December 31. For any Applicable Year in which the Percentage Annual Royalty is greater than the Minimum Annual Royalty, Licensee will pay to Licensor the Royalty Adjustment Amount (herein defined) within thirty (30) days after the end of the Applicable Year. "Royalty Adjustment Amount" means, for any Applicable Year in which the Percentage Annual Royalty exceeds the Minimum Annual Royalty, the amount by which the Percentage Annual Royalty exceeds the Minimum Annual Royalty for such Applicable Year.


          (v) The Minimum Annual Royalty during each year of either extension term will be the same amount as, and will be paid in the same manner as, the Minimum Annual Royalty for the year 2002 ($2,580,000) on the Minimum Royalty Table (2000-2003).

     b. At the time of each Annual Royalty Payment, Licensee shall provide to Licensor a written statement illustrating the calculation of the payment due and the volume of all sales for each product covered by Exhibit B, Section I, as modified by Section II. The statement should be certified by an officer of Licensee to be complete and accurate and shall set forth a detailed accounting of the aggregate amount of Licensed Products shipped during the contract year. Licensor may provide, in its sole and reasonable discretion, a statement form, and Licensee agrees to supply the information requested on such form. The parties agree that the form attached hereto as Exhibit F2 is acceptable.


7.   PAYMENT TERMS

     a. Without limiting Licensor's right to terminate this Agreement under
Section 15, below, in the event that Licensee fails to make timely payments to Licensor under this Agreement, Licensee shall pay to Licensor on demand the amounts due with interest at the rate of one and one-half percent (1.5%) per month from the due date until paid. If this rate exceeds the maximum interest rate allowable by law, then interest shall accrue at the maximum rate allowable by law.

     b. All payments required under this Agreement shall be in U.S. Dollars and made payable to the order of "Ambra, Inc."

     c. Acceptance by Licensor of any payments under this Agreement shall not prevent Licensor at any later date within thirty-six (36) months from the date of any payment from disputing the amount owed or from demanding more information from Licensee regarding payments finally due, and such acceptance of any payment by Licensor shall not constitute a waiver of any breach of any term or provision of this Agreement by Licensee if any such breach shall have occurred. Payment by Licensee of any payments under this Agreement shall not prevent Licensee within twelve (12) months from the date of such payment from disputing the amount owed or from demanding from Licensor the repayment of any amounts overpaid by Licensee; provided, however, that Licensee shall be entitled to reimbursement for any overpayment made by Licensee discovered by an audit conducted by Licensor of Licensee's books and records under Section 8(c) herein, notwithstanding the date of any such audit.

     d. Licensee acknowledges and agrees that any manner of payment other than that stated herein, or as required by law, including, without limitation, offsets, payment into an escrow account or to any other third party, shall constitute a material breach of this Agreement.


8.   BOOKS AND RECORDS

     a. Licensee shall keep complete and accurate records of all Licensed Products manufactured, shipped, distributed and sold and of Licensee's activities under this Agreement, and shall make the same readily available to Licensor and its agents and representatives at such reasonable times as Licensor may from time to time request for inspection, copying and extracting.

     b. Such books and records shall be kept in accordance with generally accepted accounting principles, consistently applied, and shall be retained by Licensee and kept available for at least three (3) years after termination of this Agreement for possible inspection, copying, extracting and/or audit by Licensor.

     c. Licensor and its agents and representatives shall have the right to conduct audits with respect to the books, records and all other documents and materials in the possession or under the control of Licensee relating to this Agreement, the cost of which shall be borne by Licensor. Any such audit shall be done during normal business hours and upon reasonable notice to Licensee. If any such audit, however, discloses that royalty payments due to Licensor under this Agreement exceed the amount of payments actually made to Licensor during the audited period, Licensee shall immediately pay all unpaid royalties plus interest calculated from the date such payment(s) were actually due until the date when such payment is, in fact, actually made, plus, if payments due to Licensor under this Agreement exceed the amounts of payments actually paid by an amount greater than three percent (3%) of the payments made, Licensee shall immediately pay the cost of the audit, as well. In addition to the foregoing, if any such audit discloses that payments due to Licensor under this Agreement exceed the amount of payments actually made to Licensor by an amount greater than ten percent (10%) of the payments made during the audited period ("Major Error Audit"), Licensor shall be entitled, in addition to all other remedies available to it and at its sole option, to an additional payment equal to ten percent (10%) of the full amount of the unpaid royalties. If during an audit of a subsequent period conducted within twelve (12) months of the completion of a Major Error Audit, the payments due to Licensor under this Agreement exceed the amount of payments actually made to Licensor by an amount greater than ten percent (10%) of the payments made during the audited period, Licensor shall be entitled, in addition to an additional payment equal to twenty-five percent (25%) of the full amount of the unpaid royalties and all other remedies available to it and at its sole option, to immediately terminate the Agreement.

     d. No later than one hundred twenty (120) days after the close of Licensee's fiscal year, Licensee shall provide Licensor with its annual financial statements, audited or unaudited, prepared by an independent certified accountant. If unaudited, an officer of Licensee shall certify under penalty of perjury that the financial statements are true and correct, and have been prepared in accordance with generally accepted accounting principles, consistently applied.

     e. Licensor agrees that it will maintain in confidence those records of Licensee disclosed to Licensor pursuant to paragraphs 8(a), 8(c), and 8(d) above and any other oral or written confidential information about Licensee's business and product line disclosed to Licensor.

9.   LABELING

     Licensee agrees to use the proper trademark and copyright notices in connection with the Licensed Marks. Upon the execution of this Agreement, Licensee shall no longer place orders for Licensed Products bearing any trademark and copyright notices used prior to execution of the FMRA and will take reasonable steps to ensure that such goods are no longer manufactured in the Manufacturing Territory; provided, however, that Licensee shall not be required to remove prior trademark and copyright notices already affixed to such garments or to unreasonably disrupt work in progress. Where appropriate, such notices shall appear in the screen for any screen-printed design, in the salvage of any fabric, in the neck label or waist label of any Licensed Products, and on any label or tag affixed to the Licensed Products or otherwise attached to the Licensed Products.


10.  OWNERSHIP OF THE MARKS


     a. Licensee agrees that it has no right to ownership in the Licensed Marks and, in furtherance thereof, hereby transfers and conveys all rights, title and interest, if any, in the Licensed Marks to Licensor, and will not at any time represent or authorize a Designated Manufacturer(s) to represent that such manufacturer has any title or right of ownership in the Marks.


     b. Licensee agrees that nothing contained in this Agreement shall give to Licensee or the Designated Manufacturer(s) any right, title or interest in the Licensed Marks except the limited license granted to Licensee herein, that such Licensed Marks are the sole and exclusive property of Licensor and that all such uses by Licensee or the Designated Manufacturer(s) of the Licensed Marks shall inure only to the benefit of Licensor.

     c. Licensee agrees that it will not seek or obtain any registration of the Licensed Marks in any name or participate directly or indirectly in such registration without Licensor's prior written permission. Subject solely to the rights and interest granted herein, Licensee further agrees and acknowledges that if it has obtained or obtains in the future any right, title or interest in the Licensed Marks, or in any marks which contain the word BOSS whether used alone or in combination with other words or symbols or which are confusingly similar to the Licensed Marks, or in any other trademark or service mark owned by Licensor, that Licensee has acted or will act as an agent and for the benefit of Licensor for the limited purpose of obtaining such registrations in the name and on behalf of Licensor. Licensee further agrees to execute any and all instruments deemed by Licensor and/or its attorneys or representatives to be necessary to transfer such right, title or interest to Licensor.

     d. Licensee agrees not to take any action which may in any way impair Licensor's rights in and to the Licensed Marks, including, without limitation, challenging or opposing, or raising or allowing to be raised, either during the term of this Agreement or after its termination, on any grounds whatsoever, any questions concerning, or objections to, the validity of the Licensed Marks or Licensor's rights therein, or any other trademarks or service marks owned by Licensor containing the word BOSS in any manner.

     e. Licensee agrees to reasonably assist Licensor in obtaining and/or maintaining registration for the Licensed Marks including, without limitation, by providing information regarding the Licensed Marks and samples of the Licensed Products.

     f. Licensee acknowledges that materials related to this Agreement and uniquely and specifically associated with the Licensed Marks and/or the Licensed Products (collectively "Works"), whether developed solely by Licensee or jointly with others may qualify for copyright protection under applicable local laws. Licensee agrees that such Works are to be deemed as Works "made for hire" for the benefit of Licensor and that if such Works, by operation of law or otherwise, are not Works "made for Hire," Licensee agrees (i) to assign, and does hereby assign, to Licensor or its designee any and all of Licensee's right, title and interest in the copyright in such Works throughout the world, and (ii) not to seek or obtain registration of such copyright in its own name.


     g. Licensee will and does hereby irrevocably appoint Licensor as its respective attorney-in-fact for the limited purpose of executing any and all documents and performing any and all other acts necessary to give effect and legality to the provisions of this Section 10 of this Agreement. Licensor agrees to provide Licensee with copies of all such documents it executes under this
Section 10(g).



11.  INSURANCE

     a. Licensee agrees to obtain and keep in full force and effect, during the term of this Agreement, at its sole cost and expense, a policy of insurance insuring against those risks customarily insured under comprehensive general liability policies including, but not limited to, "product liability" and "completed operations." Such policies of insurance shall have endorsements or coverage with combined single limits of not less than One Million Dollars ($1,000,000) and shall name Licensor as an additional insured thereunder. Licensee shall use reasonable efforts to obtain at a reasonable cost an "advertising" rider and, if such rider is purchased, shall provide that it cannot be canceled without thirty (30) days prior written notice to Licensor. It is also agreed that the "other insurance" clause, if any, will be deleted from such policy, that the insurance under such policy shall be primary, and that other insurance in force is neither primary nor contributing.

     b. Licensee shall provide to Licensor, within thirty (30) days of the Effective Date of this Agreement, a certificate showing proof that such policy of insurance is in effect. In no event shall Licensee manufacture, offer for sale, sell, advertise, promote, ship and/or distribute the Licensed Products prior to the receipt by Licensor of such certificate of insurance.

     c. Licensee agrees to give Licensor, or cause the insurer to give Licensor, as the case may be, thirty (30) days prior written notice of any reduction in limits or termination of such policy of insurance, or of any intention on the part of Licensee not to pay the premium thereof.


12.  NON-TRANSFERABILITY OF RIGHTS

     a. Licensee shall not grant, assign, sublicense or otherwise convey or transfer any rights inuring to Licensee or any obligations or duties owed by Licensee to Licensor under this Agreement, without the prior written consent of Licensor, and any attempted transfer or assignment shall be null and void. Licensor shall consider in good faith any request for such consent and promptly notify Licensee of Licensor's decision, said decision to be in Licensor's sole discretion. Licensee shall have the right to transfer or assign its rights under this Agreement to an affiliate of Licensee (i.e., an entity in control of, controlled by or under common control with Licensee), provided that any such transfer or assignment does not in any way diminish, extinguish, or adversely affect Licensee's obligations to Licensor under this Agreement. Nothing in this
Section 12 is intended to prevent Licensee, its partners or affiliates from offering and selling stock to the public.

     b. Notwithstanding anything to the contrary set forth in this Agreement, Licensee shall be permitted to assign and transfer Licensee's rights under this Agreement to any parent, subsidiary or other affiliate of Licensee if Licensee or its successor in interest remains fully liable for the performance of this Agreement by such assignee or transferee and indemnifies Licensor with respect to any costs and damages Licensor may incur because of such assignment or transfer.

     c. Licensor shall provide Licensee with written notice if Licensor intends to assign or transfer to any third party any of its rights or obligations under this Agreement.

13.  INDEPENDENT CONTRACTOR

     The parties hereby agree that Licensee is and shall be an independent contractor and that no agency (except as specified in Section 10(g)), joint venture or partnership is created by this Agreement. The legal relationship of any person or entity performing services for Licensee shall be one solely between such parties. Neither party shall incur any obligation in the name of the other party without the prior written consent of that party.


14.  INDEMNIFICATION

     a. Licensee agrees to indemnify, defend and hold harmless Licensor and Hugo Boss from and against any and all claims paid, liabilities incurred and all other out-of-pocket expenses and costs (including reasonable attorney's fees, disbursement and other charges but excluding lost profits) (collectively referred to as "Expenses") actually incurred by Licensor or Hugo Boss arising out of any breach by Licensee of its obligations under this Agreement or any breach by any Designated Manufacturer of its obligations under its agreement with Licensee, including, without limitation, Expenses incurred by Licensor or Hugo Boss in efforts to stop the manufacture, distribution or sale of unauthorized product bearing the Licensed Marks, or out of any defect whether obvious or hidden and whether or not present in any sample approved by Licensor, in any product bearing a BOSS mark manufactured, distributed or sold by or on behalf of Licensee (regardless of whether such product was manufactured in the Manufacturing Territory or the Sales Territory) under or arising from personal injury or property damage or out of any infringement of any rights of any other person by reason of the design, manufacture, distribution, advertisement, promotion, sale, possession or use of the Licensed Marks or any Licensed Products or Licensee's and Designated Manufacturer(s)' failure to comply with applicable law, regulations and standards.


     b. Licensor agrees to indemnify, defend and hold harmless Licensee from and against any and all claims paid, liabilities incurred and all other Expenses (as defined above) actually incurred by Licensee arising out of any breach by Licensor of its obligations, if any, under this Agreement or Licensor's or Hugo Boss' failure to comply with applicable law, solely attributable to Licensor's or Hugo Boss' direct conduct (and not the conduct of Licensee).



15.  TERMINATION

     a. In the event Licensee commits any of the accelerating acts (defined at Section 15(f)) or fails to make payments required under Section 15(f), Licensor may terminate this Agreement in its entirety.

     b. Licensor may terminate this Agreement as it pertains to any country included in the Manufacturing Territory only upon any of the following events in that country:

          (i) A material breach by Licensee of any of the material terms and conditions of this Agreement as it relates to a particular country, which after due written notice of same from Licensor, remains uncured for a period of thirty (30) days.

          (ii) Licensee's failure to obtain compliance by any Designated Manufacturer(s) with the list of locations required in Section 2(II)(b)(vii)(A) or Section 4(c) It shall not be a breach of this Agreement, if, notwithstanding the reasonable efforts of Licensee, a Designated Manufacturer provides only a partial list of all manufacturing, processing and storage facilities in the territory as required by Sections 2(II)(b)(vii)(A) and 4(c) herein, provided, however, that any such list as is provided includes all significant locations. For purposes of a breach of Licensee's obligation to obtain lists of locations under Section 2(II)(b)(vii)(A) or Section 4(c), a cure may be accomplished by, within thirty (30) days of receipt of a written demand from Licensor, (A) delivering the required lists or (B) termination of all business dealings with the Designated Manufacturer(s) at issue, as soon as commercially feasible; provided however that as of the date of the written demand from Licensor (and until a cure occurs), Licensee shall not enter into any new manufacturing agreements or place any additional orders with such noncomplying Designated Manufacturer(s) without the written consent of Licensor; provided further that such termination shall not relieve Licensee of its obligations to continue to enforce its rights against such Designated Manufacturer(s) for breach of its obligations or Licensee's indemnity obligations to Licensor under this Agreement.

          (iii) Licensee's failure to obtain substantially full compliance by any Designated Manufacturer(s) with the child labor restrictions in Section 2(II)(b)(xxii). For purposes of a breach of Licensee's obligations under
     Section 2(II)(b)(xxii), a cure may be accomplished by, within thirty (30) days of receipt of a written demand, termination of all business dealings with the Designated Manufacturer(s) at issue.

          (iv) Licensee's failure to obtain compliance by any Designated Manufacturer(s) with any of the other material terms and conditions listed in Section 2(II)(b)(i-xxii) which, after due written notice of same from Licensor, remains uncured for a period of thirty (30) days.

     c. Termination shall be effective upon expiration of the applicable cure period, if any, and receipt of written notice from Licensor of such expiration. Upon any such termination, all of the rights and licenses granted hereunder shall terminate. Any such termination by Licensor shall be without prejudice to Licensor's other rights and remedies for breach, including damages.

     d. If permitted under any applicable laws, including U.S. Bankruptcy laws, Licensor may terminate this Agreement immediately upon: (i) the insolvency of Licensee; (ii) the filing of a voluntary petition in bankruptcy for liquidation by Licensee; (iii) the filing of an involuntary petition in bankruptcy for liquidation against Licensee that is not vacated within one hundred twenty (120) days from the date of filing; (iv) the appointment of a receiver or trustee for Licensee, provided that such appointment is not vacated within one hundred twenty (120) days from the date of such appointment; or (v) the execution by Licensee of an assignment for the benefit of all creditors generally.

     e. Licensee shall notify Licensor of any change in ownership of more than fifteen percent (15%) of Licensee's total outstanding equity (on a fully diluted basis) in any transaction or series of related transactions. Licensor may terminate this Agreement upon a Change of Control. For purposes of this Agreement, "Change of Control" shall mean:

          (i) (A) the sale of all or substantially all of the assets of Licensee; (B) the sale of fifteen percent (15%) or more of the equity of Licensee on a nonpublic sale; (C) any merger or consolidation of the Licensee; or (D) the transfer of control (as that term is defined in Rule 405 under Regulation C of the Securities Act of 1933, as Amended), of Licensee in a public offering, in each of the foregoing circumstances (i.e., (i) (A), (B), (C) or (D)) to, or with any one or more of the following entities or persons, or persons or entities under common control or ownership with them: Brookhurst, Inc., Boss Golf Co., William Ott, Nicholas Yacobucci, James Ward, Boss Sportswear
          (USA), Inc., Peter Chan, Paul Lee, Boss Manufacturing Co., American Home Products, Inc., Vista 2000, Inc., G. H. Bass Co., and/or Hugo Bosca; or

          (ii) (A) the sale of all or substantially all of the assets of Licensee; (B) the sale of fifty percent (50%) or more of the equity of Licensee in a nonpublic sale; (C) any merger or consolidation of the Licensee; or (D) the transfer of control (as defined in Section 15(e)(i)) of Licensee in a public offering, in each of the foregoing circumstances (i.e., (ii) (A), (B), (C) or (D)) to, or with any entity engaged in the manufacturing, distribution or sale (other than retail) of clothing in direct competition with Licensor or Hugo Boss, (e.g., Zegna Corp., Donna Karan Corp., Hart, Shaffner & Marx; Calvin Klein Corp., Designer Holdings, Liz Claiborne, or Salant Corp.) Licensor agrees that Licensee, its partners and affiliates, may offer and sell stock to the public and, subject to the provisions of this

          Section 15(e), nothing in this Agreement shall prevent or interfere with Licensee, or its partners or affiliates offering and selling stock to the public.


     f. In addition to the right of termination and all other available remedies, any of the following acts by Licensee during the initial term shall at Licensor's option accelerate all payments that would have been payable pursuant to Section 6 above during the initial term and require the immediate payment by Licensee to Licensor of the sum due and payable throughout the initial term pursuant to Section 6 above, less the cumulative payments made by Licensee to Licensor during this same period under Section 6 above, but in no event shall the payment due be more than $13,423,000: (i) a breach by Licensee of its obligations to make the payments required by Sections 6 and 7 of this Agreement for any year in accordance with the terms of such Sections, which breach, after due written notice of same from Licensor, remains uncured for a period of five
(5) days; (ii) Licensee's failure to manufacture any Licensed Products; (iii) any attempted termination of this Agreement by Licensee, except as expressly permitted by this Agreement or as agreed to by the parties in writing during the initial term of this Agreement; (iv) the manufacture, distribution or sale by Licensee of any product bearing the marks BOSS/HUGO BOSS; HUGO/HUGO BOSS; BALDESSARINI/HUGO BOSS; HUGO BOSS or any other trademarks owned by Licensor or Hugo Boss except those which constitute Licensed Marks for the products listed in Exhibit B, Section I as modified by Section II; (v) the sale by Licensee of any product bearing a BOSS mark outside the United States; (vi) any willful material breach of any term of this Agreement; (vii) any attempt by Licensee other than as requested by Licensor or Hugo Boss to register or otherwise create or establish trademark rights in the word BOSS in its own name after the Effective Date of this Agreement (but excluding any activities undertaken by Licensee in connection with claims against third-parties for past infringements); or (viii) any act described in Section 15(d) of this Agreement (collectively referred to as "Accelerating Acts"). Any Accelerating Act(s) by Licensee during the first option term of this Agreement shall at Licensor's option accelerate payment of all payments payable during the first option term and require the immediate payment by Licensee to Licensor of the sum of the payments due and payable throughout the first option term pursuant to Section 6, less the cumulative payments made by Licensee to Licensor during this period under Section 6 above, but in no event shall the payment due be more than $5,160,000. Any Accelerating Act(s) by Licensee during the second option term of this Agreement shall at Licensor's option accelerate payment of all payments payable during the second option term and require the immediate payment by Licensee to Licensor of the sum of the annual payments due and payable throughout the second option term pursuant to Section 6, in each of the years of the final option term of this Agreement less the cumulative royalty payments made by Licensee to Licensor during this same period under Section 6 above but in no event shall the payment due be more than $5,160,000. The parties agree that this provision is not a liquidated damages provision, but a quantification of the benefit of the bargain to Licensor. In the event Licensee fails to make immediate payment as required by this Section, any award, in arbitration or otherwise, to Licensor for an Accelerating Act(s) of this Agreement by Licensee shall include, but not be limited to, the payment required by this Section, and such other relief as may be appropriate. In the event Licensor exercises its option to demand accelerated payment as set forth above, Licensor shall so notify Licensee in writing.


     g. In addition to all other available remedies, Licensor may, solely at its option and upon written notice to Licensee, terminate this Agreement as it pertains to a particular country in the Manufacturing Territory (other than the United States) if substantial, unauthorized sale or distribution of Licensed Products occurs (i) within any such country and/or (ii) outside any such country (except for the United States) where the unauthorized goods were manufactured, distributed or sold by a Designated Manufacturer(s) in such country and is documented during (i) each of three (3) consecutive quarters (a quarter being defined as any three-month period beginning on January 1, April 1, July 1 or October 1) or (ii) each of three (3) consecutive years.


     h. Licensee shall have the option to terminate this Agreement at any time, upon providing Licensor with ninety (90) days written notice, if all of the following occur: (i) Licensee has used the BOSS mark as required by this Agreement; (ii) Licensee is prohibited: either (a) by a binding order of a court of competent jurisdiction (which order has not been vacated within ninety (90) days of issuance) from using the word BOSS in the Microgramma typestyle and every variation thereof on a substantial portion (by sales volume) of the Licensed Products, or (b) by direction of Licensor from using the word BOSS in the Microgramma typestyle and every variation thereof on a substantial portion (by sales volume) of the Licensed Products with respect to sales in the United States pursuant to Section 2(II)(f); and (iii) there is no reasonable alternative available; provided, however, that if such court order is based upon Licensee's use of the Licensed Marks in a manner that is inconsistent with the requirements of this Agreement, then Licensor, but not Licensee, shall have the option to terminate this Agreement upon ninety (90) days written notice. In the event this Agreement is terminated by Licensee under this Section 15(h), royalties due shall be based on amounts due to the date of termination as provided for in Section 6 above, which shall be calculated on a pro rata basis for any applicable portion of a calendar quarter.


     i. Notwithstanding any other provision of this Agreement, upon termination of this Agreement, Licensee (and its secured inventory lender), shall be entitled, subject to the terms and conditions of this Agreement, on a non-exclusive basis, for a period of nine (9) months from the date of termination, to complete manufacture of Licensed Products in progress on the date of termination, and to export to, and distribute and sell in, the Sales Territory, such completed Licensed Products and any Licensed Products in Licensee's inventory on the date of termination; provided, however, that such rights as are granted herein apply only to orders placed and goods manufactured in the ordinary course of Licensee's business. After the expiration of such nine
(9) month period, Licensee shall completely remove the Licensed

Marks and any and all marks including the word BOSS from any and all products not manufactured before the expiration of such nine (9) month period.


16.  RESULTS OF TERMINATION

     a. Upon termination of this Agreement, subject to the terms of Section 15(i) above, all rights relating to the Licensed Products shall immediately cease and Licensee shall:

          (i) cease the manufacture of the Licensed Products except in accordance with this Section 16;

          (ii) cease all use of the rights licensed under this Agreement;

          (iii) within thirty (30) days of termination, delete and henceforth cease from making any reference to the Licensed Marks in, on or in connection with any advertising, promotional or directory materials, including any reference to having been previously a licensee of Licensor;



          (iv) within ten (10) days of termination, deliver all packaging, labels, tags and other materials and property (other than actual Licensed Products) relating to this Agreement to Licensor; and

          (v) within ten (10) days of termination, furnish Licensor with a full and complete statement setting forth (A) the inventory of Licensed Products manufactured or in the process of manufacture, including the wholesale price thereof, and (B) production and distribution schedules for the Licensed Products.

     b. The termination of this Agreement shall not relieve Licensee of any duties or obligations contained herein including, without limitation, the obligation to pay royalties and interest and furnish required statements; nor shall termination extinguish any rights of Licensor necessary to ensure an expeditious conclusion of this Agreement, including, without limitation, the right to inspect the books, records and facilities of Licensee and the right to obtain prior written consents.


     c. Upon any termination of this Agreement, Licensee shall be liable to Licensor for actual royalties accrued prior to termination and royalties on any goods manufactured after termination under Section 15(i), which royalties shall be calculated on a pro rata basis for any applicable portion of a calendar year. Upon any termination other than termination resulting from a breach by Licensee of this Agreement, Licensee shall be liable to Licensor only for such royalties; provided, however, that nothing in this Section shall affect Licensor's rights or remedies for any post-termination breach by Licensee.



17.  EQUITABLE RELIEF

     The parties acknowledge that it will be impossible to measure in money the damages that would be suffered by one if the other breaches or otherwise fails to comply with the obligations imposed on it pursuant to this Agreement and that, in the event of any such failure, the non-breaching party will be irreparably damaged and will not have an adequate remedy at law. Therefore, notwithstanding any other provision of this Agreement, the non-breaching party shall be entitled to equitable relief, including, without limitation, injunctive relief and/or specific performance to enforce such obligations and, if any action should be brought in equity to enforce any provisions of this Agreement, the breaching party shall not raise the defense that there is an adequate remedy at law. Except as expressly provided in this Agreement, all specific remedies provided for in this Agreement are cumulative and are not exclusive of one another or of any other remedies available at law or in equity.


18.  LEGAL ACTION

     a. Licensee agrees to reasonably cooperate with and assist (and to take reasonable steps to require the Designated Manufacturer(s) to cooperate with and assist) Licensor in protecting and defending the Licensed Marks with Licensor bearing all reasonable out of pocket expenses of Licensee and the Designated Manufacturers thereof (other than as stated below) and shall promptly notify Licensor in writing of any infringements, counterfeiting, claims or actions by others in derogation of the Licensed Marks in the Manufacturing Territory of which Licensee becomes aware; provided, however, that Licensor shall have the sole right to determine whether any action shall be taken on account of such infringements, counterfeiting, claims or actions. Licensee shall not take any action on account of any such infringement, counterfeiting, claim or action without the prior written consent of Licensor, which consent shall not be unreasonably withheld. In the event Licensor grants written permission to Licensee to take action on account of any such infringement, counterfeiting, claim or action, Licensee shall bear all costs and expenses related thereto and shall not settle or otherwise compromise any claim without Licensor's prior written approval, which shall not be unreasonably withheld.

     b. In the event Licensor initiates or defends any legal proceedings on account of any infringements, counterfeiting, claims or actions by others in derogation of the licensed rights, Licensee agrees to cooperate with and assist Licensor to the extent reasonably necessary to protect the licensed rights hereunder including, but not limited to, being joined as a necessary party to such proceedings. Any such legal proceedings which do not result from Licensee's breach of this Agreement shall be initiated or defended by Licensor; provided, however, that each party shall bear its own costs and expenses in any such legal proceedings.

     c. In the event Licensor determines, in its sole discretion, that it is not in the best interest of Licensor to initiate any legal proceedings on account of any such infringements, counterfeiting, claims or action, or in the event Licensor settles or resolves any such proceedings which may be initiated, Licensee shall have no claim against Licensor for damages or otherwise, nor shall the same affect the validity or enforceability of this Agreement.


     d. Licensor shall have the right to record, or continue the recordation of, the Hugo Boss Marks and the Licensed Marks with the Customs Service of the United States. Upon written request from Licensee for Licensor's reasonable cooperation, Licensor shall promptly cooperate with Licensee in its efforts to gain entry into the United States of Licensed Products or components thereof which are manufactured under authority of and in compliance with this Agreement (or previously under the FMRA) in the event the Customs Service detains any such products or components, or raises any question.



19.  NOTICES

     All notices, requests or other communications required or permitted hereunder shall be given or made in writing and shall be (i) delivered personally (including commercial carrier), (ii) sent by registered or certified airmail, return receipt requested, postage prepaid or (iii) sent by telecopier, addressed to the party to whom they are directed at the following addresses, or at such other address as may from time to time be designated by such party to the others in accordance with this Section 19:


     If to Licensor, to:

          Ambra Inc.
          c/o Hugo Boss  USA Inc.
          645 Fifth Avenue
          New York, New York  10022
          Attention:  Chief Financial Officer
          Telecopier:  212/940-0619

          Hugo Boss  AG
          Dieselstrasse 12
          D-72555 Metzingen
          Federal Republic of Germany
          Attention:  General Counsel
          Telecopier:  49-7123-942018

     With a copy to:

          Coudert Brothers
          1627 I Street, N.W.
          Washington, D.C.  20006
          Attention:  Wendy L. Addiss, Esq.
          Telecopier:  202/775-1168

     If to Licensee, to:

          I. C. Isaacs & Company L.P.
          350 Fifth Avenue
          Suite 1029
          New York, New York  10118
          Attention:  Chairman and Chief Executive Officer
          Telecopier:  212/695-7579

     With a copy to:

          Piper & Marbury L.L.P.
          Charles Center South
          36 South Charles Street
          Baltimore, Maryland  21201-3010
          Attention: Robert J. Mathias, Esq.
          Telecopier:  410/576-1064

     Any notice, request or other communications shall be deemed to have been given and to be effective upon receipt or refusal by the addressee. Any party may change its address for notices hereunder, effective upon giving of notice of such change hereunder to the other parties.


21.  FOREIGN AND DOMESTIC TAXES AND GOVERNMENT APPROVALS

     a. Licensee agrees to obtain all government approvals and registrations which are required under the laws of the Manufacturing Territory as a result of Licensee's activities in connection with this Agreement and to pay any taxes or fees required by any such foreign or domestic government as a result of Licensee's activities under this Agreement other than any taxes payable by Licensor or its affiliates as a result of its receipt of any payments hereunder.

     b. Licensee agrees to pay one-half (1/2) of the reasonable legal fees necessary to have this Agreement reviewed by an attorney skilled in the laws of any foreign country to which this Agreement relates and modified to conform with local laws, if necessary. Wherever required, Licensee agrees to pay one-half (1/2) of the reasonable legal fees necessary to have Licensee registered as Registered User or a Permitted User of the Licensed Rights. Prior to executing this Agreement, Licensor has given Licensee an estimate of all such anticipated legal fees, and Licensee has had at least ten (10) business days following receipt of such estimate to determine whether it wishes to forego entering into this Agreement as to any country or countries.

     c. Notwithstanding any other provision of this Agreement, Licensee shall not be required to pay fees or expenses which arise out of Licensor's efforts to protect and defend Licensor's intellectual property rights which were not otherwise caused by activities of Licensee in connection with this Agreement.


22.  GOVERNING LAW AND RESOLUTION OF DISPUTES

     a. The validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder except as to matters involving issues of foreign trademark law, in which case the applicable foreign trademark laws shall be applied. Subject to the provisions of Section 26 below, in the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the U.S. District Court for the Southern District of New York, and the parties hereby submit to the jurisdiction of such court; provided, however, that any party may enforce an arbitration award in any court of competent jurisdiction located in New York City and the parties hereby submit to the jurisdiction of any such court.

     b. Nothing in this Agreement is intended to or shall prevent Licensor and/or Hugo Boss from enforcing any of its rights in any jurisdiction anywhere in the world to prevent the unauthorized manufacture, sale or distribution of Licensed Products or of products bearing Hugo Boss Marks.

23.  BINDING EFFECT

     This Agreement shall be binding on the parties, their parents, subsidiaries, successors and assigns (if any), and they each warrant that the undersigned are authorized to execute this Agreement on behalf of the respective parties.


24.  CONFIDENTIALITY

     a. This Agreement, its terms, conditions and provisions, and the trade secrets, confidential information and property of the parties are strictly confidential and except as provided herein, shall not be disclosed by either party to any other person or entity without the prior written consent of the other party, or as required by law, (i) except financial institutions, (including, but not limited to, investment bankers and underwriters), Designated Manufacturer(s), government officials, attorneys and accountants with which the parties transact business; provided, however, that such third parties agree in writing to abide by the terms of this provision, or (ii) except as appropriate for Licensor to protect and/or enforce the Licensed Marks and Property. Licensor and Licensee further agree that disclosure of this Agreement within their organizations shall be limited to their respective directors, officers and employees with a "need to know" and that except as provided herein third parties will not be advised of the relationship between the parties except as is necessary by law; to carry out the purposes of this Agreement; or to protect the rights of either party. Nothing in this provision is intended to prevent or substantially interfere with Licensee's, its partners, affiliates or its stockholders' ability to make all disclosures required by law pursuant to offering and selling stock to the public. Notwithstanding the provision of this
Section 24(a), in the event of published reports regarding the Agreement or Licensee's relationship with Licensor or Hugo Boss, Licensor, Hugo Boss and Licensee agree to cooperate in good faith to provide appropriate public responses and comments and the parties shall be free to trade accurate public statements which are appropriate to correct or clarify the public record.

     b. Notwithstanding the provisions of Section 24(a) of this Agreement, Licensee may supply to its agents, Designated Manufacturers or appropriate government officials a copy of Exhibit G or convey the information in Exhibit G to such individuals orally. To the extent Licensee is unable to import or export Licensed Products by the actions of any government and Licensee cannot through due diligence and the use of Exhibit G overcome such actions because of the requirements of Section 24(a), Licensor will cooperate with Licensee, including submitting written materials from Licensor or its parent or affiliates as necessary to appropriate government officials, so as to enable Licensee to obtain all necessary clearances; provided, however, that the failure of Licensee to obtain any such clearance shall not give rise to any claim whatsoever against Licensor.

25.  GENERAL PROVISIONS

     a. No waiver or modification of any of the terms or provisions of this Agreement shall be valid unless contained in a written document signed by both parties. No course of conduct of dealing between the parties shall act as a waiver of any provision of this Agreement.

     b. This Agreement, including the entirety of Exhibits A through H1 attached hereto, contains the entire understanding of the parties as to the subject matter herein, and there are no representations, warranties, promises or undertakings other than those contained herein. This Agreement supersedes and cancels all previous agreements between the parties hereto with respect to the subject matter herein. This Agreement shall be construed against both parties equally, regardless of the party that drafted it. Notwithstanding the foregoing, nothing herein shall affect the validity or enforceability of the Settlement Agreement and related documents between the parties which terminated the litigation captioned HUGO BOSS FASHIONS, INC. ET AL. V. BROOKHURST, INC., ET AL., Civil Action No. 93 Civ 0875 (LMM).

     c. If any provision of this Agreement shall be held to be void or unenforceable, such provision will be treated as severable, leaving valid the remainder of this Agreement.


     d. Wherever necessary to carry out the intent of the parties, certain provisions of this Agreement including, without limitation, Sections 3(e) through (j), 8, 10, 14, 15(i) and 16, shall survive the expiration or termination of this Agreement and shall continue in full force and effect.


     e. The parties agree to execute promptly any documents necessary to effectuate the purpose and intent of this Agreement.

     f. Captions and paragraph headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in interpreting or construing it.

     g. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


26.  ARBITRATION

     a. In order to expedite the resolution of legal disputes, the parties agree to have disputes arising in connection with this Agreement finally settled in accordance with the rules established in Exhibit H, which decision shall be binding on the parties. The parties further agree that the first such arbitration proceeding initiated by either party shall be conducted at a location and under the auspices and arbitration rules (either the American Arbitration Association Rules or the Rules of Conciliation and Arbitration of the International Chamber of Commerce) selected by the non-complaining party; provided that English shall be the official language of all arbitration proceedings. For all subsequent arbitrations, the selection of location and choice of rules shall alternate between the parties, I.E., if the Licensor is the complaining party in the first arbitration under this Section, Licensee shall select the location and choice of rules for that arbitration and for the third, fifth, seventh, ET SEQ. arbitrations, and Licensor shall select the location and choice of rules for the second, fourth, sixth, ET SEQ. arbitrations. The parties further agree that notwithstanding this provision, either party may, consistent with the provisions of Section 17 herein, seek immediate injunctive relief in court prior to the initiation or pending resolution, of any dispute in arbitration. If the non-prevailing party does not comply with an arbitration decision, the prevailing party therein may immediately enforce the arbitration decision in an equitable proceeding in court with both parties' court costs and related attorney's fees paid by the non-prevailing party in the arbitration, unless the arbitration decision is modified, or not upheld or enforced, in which case each side shall bear its own costs and attorney's fees. Notwithstanding anything in this Section 26(a), Licensor or Hugo Boss may seek to enforce any of its rights to prevent the unauthorized manufacture, sale or distribution of Licensed Products against any entity in any tribunal anywhere in the world.

     b. Notwithstanding anything in this Agreement, the parties agree that disputes arising under Sections 4(a), 4(f), 4(g), and 4(j) herein, and under Sections 2(I)(a) and 4(b) solely with respect to Licensee's compliance vel non with the terms of Exhibit A as referenced in said Sections, may, at the option of either party, be finally settled in accordance with the expedited arbitration procedures set forth in Exhibit H1, which decision shall be binding on the parties.

     c. The parties agree that any decision required by this Agreement that is committed to a party's "sole discretion" shall not be the subject of arbitration; any decision required by this Agreement that is committed to a party's "sole reasonable discretion" or "reasonable discretion" may be the subject of arbitration.

     d. The parties agree that in any arbitration proceeding brought under this
Section 26 where the interests of justice so require the arbitrator(s) shall have the discretion to require one party to pay some or all of the costs and expenses, including legal fees, incurred by the other party.



27.  HUGO BOSS AG GUARANTY


     Hugo Boss hereby irrevocably and unconditionally guaranties to Licensee the full and timely performance of Licensor's obligations to Licensee under this Agreement.

     IN WITNESS WHEREOF, the parties agree that this Agreement shall take effect as of the date first written above.

                                 AMBRA INC., a Delaware corporation


                                 By:
                                     Name:  Vincent Ottomanelli
                                     Title: CFO / VP


                                 By:
                                     Name:  Jorg-Viggo Muller
                                     Title: Chairman



                                 HUGO BOSS  AG, a corporation of the Federal
                                   Republic of Germany


                                 By:
                                     Name:  Werner Beldessarini
                                     Title: Chairman and CEO


                                 By:
                                     Name:  Jorg-Viggo Muller
                                     Title: CFO



                                 I.C. ISAACS & COMPANY L.P., a Delaware
                                   limited partnership

                                 By:  I.C. ISAACS & COMPANY, INC., a Delaware
                                      corporation, its general partner

                                 By:
                                      Name: Robert J. Arnot
                                      Title: Chairman and Chief
                                               Executive Officer

                                   EXHIBIT F1

                        MINIMUM ROYALTY TABLE (2000-2003)


                          MINIMUM ROYALTY PAYMENTS FOR

                           APPLICABLE YEARS 2000-2003



QUARTERLY                          MINIMUM                   TOTAL
PAYMENT                            QUARTERLY                 MINIMUM
DATE                               ROYALTY                   ANNUAL
                                   PAYMENT                   ROYALTY
                                   (U.S. $)                  (U.S. $)
-----------------------------------------------------------------------------
March 31, 2000                     $810,000
-----------------------------------------------------------------------------
June 30, 2000                      $810,000
-----------------------------------------------------------------------------
September 30, 2000                 $810,000
-----------------------------------------------------------------------------
December 31, 2000                  $810,000                  $3,240,000
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
March 31, 2001                     $810,000
-----------------------------------------------------------------------------
June 30, 2001                      $810,000
-----------------------------------------------------------------------------
September 30, 2001                 $810,000
-----------------------------------------------------------------------------
December 31, 2001                  $810,000                  $3,240,000
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
March 31, 2002                     $645,000
-----------------------------------------------------------------------------
June 30, 2002                      $645,000
-----------------------------------------------------------------------------
September 30, 2002                 $645,000
-----------------------------------------------------------------------------



-----------------------------------------------------------------------------
December 31, 2002                  $645,000                  $2,580,000
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
March 31, 2003                     $520,000
-----------------------------------------------------------------------------
June 30, 2003                      $520,000
-----------------------------------------------------------------------------
September 30, 2003                 $520,000
-----------------------------------------------------------------------------
December 31, 2003                  $520,000                  $2,080,000
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                             EXHIBIT E TO AGREEMENT

                           I.C. ISAACS & COMPANY, INC.
                             SHAREHOLDERS' AGREEMENT


         This SHAREHOLDERS' AGREEMENT (the "Agreement") dated November [ ], 1999 is by and among I.C. Isaacs & Company, Inc., a Delaware corporation having its principal office and place of business at 3840 Bank Street, Baltimore, Maryland 21224-2522 (the "Corporation"), and the shareholders whose names are set forth in SCHEDULE A hereto (the "Shareholders" and each a "Shareholder").

         WHEREAS, Ambra Inc. (the "Initial Shareholder") is the beneficial owner of 2,000,000 shares of the Preferred Stock of the Corporation (collectively, the "Initial Shares");

         WHEREAS, the Initial Shareholder, the Corporation, Hugo Boss AG and I.C. Isaacs & Company L.P. ("Isaacs") are parties to an Agreement dated October [ ], 1999 (the "Agreement"), pursuant to which the Initial Shareholder shall acquire (i) an additional 1,300,000 shares of Preferred Stock and (ii) a number of shares of Common Stock of the Corporation equal to the quotient of $1,000,000 divided by One Dollar and Fifty Cents ($1.50) ((i) and (ii) referred to collectively herein as the "Subsequently Issued Shares"); and

         WHEREAS, the Initial Shareholder and the Corporation wish to provide for the disposition of the capital stock of the Corporation upon the occurrence of certain events, and to that end, have agreed to execute this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the sufficiency and adequacy of which is acknowledged, and of the mutual covenants and agreements hereinafter provided, the parties to this Agreement, on behalf of themselves and their successors and assigns, agree as follows:

1.       DEFINITIONS

         The following terms shall have the meanings set forth in this Section
1:

         AFFILIATE. Affiliate of a person or entity shall mean any person or entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, such person (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power of all classes of stock or interests of the entity.

         BOARD.  Board means the Board of Directors of the Corporation.

         COMMON STOCK. Common Stock shall mean the issued and outstanding common stock, par value $.0001, of the Corporation.

         INVOLUNTARY TRANSFER. Involuntary Transfer shall mean any transfer, proceeding or action by or in which a Shareholder shall be deprived or divested of any right, title or interest in or to any of the Stock, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code, as amended, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency or any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property.

         MARKET VALUE.  Market Value shall have the following meaning:

                  (i) In the event that, as of the date of the Transfer Notice or the Corporation Purchase Notice, as the case may be, the Corporation is a Reporting Company, the Market Value of the Common Stock for any purpose shall mean the last reported sale price per share of Common Stock, on the date of the Transfer Notice or the Corporation Purchase Notice, as the case may be, or, in case no such sale takes place on such date, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Board and the Initial Shareholder by mutual agreement or by such other source or sources as shall be selected in good faith by the Board and the Initial Shareholder by mutual agreement. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day.

                  (ii) If, as of the date of the Transfer Notice or the Corporation Purchase Notice, as the case may be, the Corporation is not a Reporting Company, the Market Value shall be the appraised fair market value as of the date of the Transfer Notice or the Corporation Purchase Notice, as the case may be, as determined by an independent appraiser of recognized standing and appraisal method selected by mutual agreement of the Corporation and the Initial Shareholder.

         PREFERRED STOCK. Preferred Stock shall mean the issued and outstanding Series A Convertible Preferred Stock, par value $.0001, of the Corporation.

         REGISTRABLE SHARES. Registrable Shares means Common Stock, except that Common Stock shall cease to be Registrable Shares when such Common Stock shall have become eligible for resale pursuant to Rule 144(k) of the Securities Act.

         REGISTRATION STATEMENT. Registration Statement shall mean a registration statement filed by the Corporation with the SEC under which Registrable Shares are registered pursuant to Section 3 hereof.

         REPORTING COMPANY. Reporting Company shall mean a company the common stock of which is registered under Section 12 of the Securities Exchange Act.

         SEC.  SEC means the Securities and Exchange Commission.

         SECURITIES ACT. Securities Act means the Securities Act of 1933, as amended.

         SECURITIES EXCHANGE ACT. Securities Exchange Act means the Securities Exchange Act of 1934, as amended.

         STOCK. Stock shall mean (a) the Initial Shares and the Subsequently Issued Shares; and (b) any capital stock of the Corporation or any of its successors or assigns issued in respect of or pursuant to a stock split, stock dividend or reclassification.

2.       RESTRICTIONS ON DISPOSITION

         A. LIMITATIONS ON TRANSFERS. No Shareholder shall, whether voluntarily or pursuant to an Involuntary Transfer, transfer, sell, assign, pledge, encumber, grant any option with respect to, or otherwise create any legal or equitable interest in any Stock held by such Shareholder except in accordance with this Section 2.

         B. RIGHTS OF FIRST REFUSAL OF COMMON STOCK. (i) Except as otherwise provided in Subsections C. and F. below, before any Stock may be voluntarily sold or transferred by a Shareholder (a "Transferring Shareholder"), such Transferring Shareholder shall first provide written notice of the proposed sale or transfer to the Corporation, which notice shall include the number of shares of Stock proposed for transfer (the "Offered Shares"), the price per share of Stock to be transferred (the "Offer Price"), the name of the proposed transferee (the "Proposed Transferee"), a representation that the agreement to sell or transfer constitutes a bona-fide offer to purchase and all other material terms and conditions of the transfer (the "Transfer Notice");

                  (ii) The Corporation shall then have the right to purchase all (and not less than all) of the Offered Shares at the Offer Price of the Stock proposed to be transferred. Such right of first refusal shall be exercisable upon written notice to the Transferring Shareholder within fifteen (15) days following the date of the Transfer Notice (the "First Refusal Period");

                  (iii) If, upon termination of the First Refusal Period, the Corporation has not exercised its right of first refusal with respect to all of the Offered Shares, the Transferring Shareholder may sell such Offered Shares to the Proposed Transferee at any time within six months after termination of the Right of First Refusal Period without again complying with this Section 2.

         C. TRANSFERS PURSUANT TO RULE 144(k). A Shareholder holding Stock eligible to be transferred pursuant to Rule 144(k) promulgated under the Securities Act ("Rule 144(k)") may transfer such Stock in a Rule 144(k) transaction in accordance with the procedures set forth in this Section 2.C.:

                  (i) Such Shareholder (the "Qualifying Shareholder") shall first provide written notice of its intention to transfer stock in a Rule 144(k) transaction (the "144(k) Transfer Notice"), which notice shall include the number of shares eligible for transfer pursuant to Rule 144(k) and proposed for transfer (the "144(k) Shares") and the name of the proposed broker, if any, in the 144(k) transaction (the "Proposed Broker");

                  (ii) The Corporation shall then have the right to purchase all (and not less than all) of the 144(k) Shares at the Market Value of the 144(k) Shares proposed to be transferred (the "144(k) Purchase Rights"). The Corporation may exercise its 144(k) Purchase Rights by providing written notice (the "Corporation Purchase Notice") to the Qualifying Shareholder within five
(5) days following the date of the 144(k) Transfer Notice (the "144(k) Notice Period");

                  (iii) If, upon termination of the 144(k) Notice Period, the Corporation has not notified the Qualifying Shareholder of its desire to exercise its 144(k) Purchase Rights, the Qualifying Shareholder may sell the 144(k) Shares at any time within six months after termination of the 144(k) Notice Period without again complying with this Section 2.

         D. INVOLUNTARY TRANSFERS. Any Involuntary Transfer of Common Stock by a Shareholder (an "Involuntary Transferor") shall be subject to the rights of first refusal set forth in Section 2.B. as if the Involuntary Transfer had been a proposed voluntary transfer of Common Stock except that:

                  (i) The provisions of Subsection 2.B.(i) shall not apply, but the Involuntary Transferor shall notify the Shareholders and the Corporation as soon as practicable upon obtaining knowledge of the Involuntary Transfer (such notification to be deemed a "Transfer Notice");

                  (ii) The First Refusal Period shall run from the date of receipt by the Corporation of the notice of Involuntary Transfer;

                  (iii) Such right of first refusal shall be exercised by notice to the Involuntary Transferee rather than to the Shareholders who suffered or will suffer the Involuntary Transfer; and

                  (iv) The purchase price per Offered Share shall be Market
Value.

         E. SETTLEMENT. If the Corporation elects to exercise its right of first refusal pursuant to Section 2.B. or 2.D. hereof or its 144(k) Purchase Rights pursuant to Section

2.C. hereof, settlement shall be made within twenty (20) days of the Transfer Notice or the 144(k) Transfer Notice, whichever is applicable.

         F. PERMITTED TRANSFERS. Nothing in this Section 2 shall impede or prohibit the transfer by a Shareholder of Stock (a) to an Affiliate of the Shareholder, (b) to the Corporation, (c) to any third party in a broker's transaction pursuant to Rule 144(b) promulgated under the Securities Act or (d) pursuant to a Registration Statement. Any successor or transferee who receives Stock pursuant to an event described in clause (a) above shall, as a condition of such transfer, enter into an agreement to be bound by the provisions of this Agreement in its entirety and shall be deemed to be a "Shareholder" hereunder and SCHEDULE A hereto shall be amended to include the name of such successor or transferee.

3.       REGISTRATION RIGHTS

         A.       DEMAND REGISTRATION.

                  (i) At any time on or after December 15, 2000, a Shareholder may offer Registrable Shares held by such Shareholder to the Corporation at the then-prevailing market price. If the Corporation does not purchase such Registrable Shares within 30 days, it will, subject to the provisions of Subsections (ii) and (iii) below, use its best efforts to promptly register the Registrable Shares held by such Shareholder under the Securities Act and shall maintain the effectiveness of such Registration Statement for a period of 90 days.

                  (ii) The Corporation shall not be required to effect more than one registration pursuant to Section 3.A(i) above.

                  (iii) If (a) at the time of any request to register Registrable Shares pursuant to this Section 3.A or during the registration process there is a material development with respect to the Corporation and (b) the Board concludes in good faith that the registration would have a material adverse effect on the Corporation or the price of the Common Stock, the Board may at its option direct that such registration be delayed for a period not in excess of 90 days from the effective date of the offering by Shareholder to the Corporation.

         B.       PIGGYBACK REGISTRATION RIGHTS.

                  (i) Whenever the Corporation proposes to register any Common Stock of the Corporation for its own account or the account of others under the Securities Act for an underwritten public offering (other than registrations for acquisitions or benefit plans on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), the Corporation shall give the Shareholders prior written notice of its intent to do so and the Shareholders may offer any Registrable Shares held by such Shareholders to the Corporation at the then-prevailing market price. If the Corporation does not purchase such Registrable Shares within 30 days, it will, subject to the provisions of subsection (ii) below, use its reasonable efforts to effect the registration under the Securities Act of the Registrable Shares that the Corporation has been so requested to register by the requesting Shareholders, such registration to be effected on the same terms and conditions as the Corporation Common Stock otherwise being sold in such registration.

                  (ii) If the managing underwriter in an underwritten public offering by the Corporation of Common Stock of the Corporation advises the Corporation that the inclusion of all or some of the Common Stock (including Registrable Shares) proposed to be included in such Registration Statement would interfere with the successful marketing (including pricing) of such Common Stock, then the Common Stock to be issued by the Corporation in such offering (the "Corporation Shares"), the Registrable Shares of Shareholders proposed by the Shareholders to be included in such offering (the "Shareholder Shares") and the Common Stock of other shareholders proposed to be offered in such offering ("Other Shares") shall be included in the following order of priority until the total number of shares recommended by the managing underwriters has been reached:

                           (A) FIRST, the Corporation Shares;

                           (B) SECOND, the Shareholder Shares and the Other
Shares of the Corporation, pro rata based upon the number of shares of Common Stock held by the Shareholders and the holders of the Other Shares;

         C. REGISTRATION PROCEDURES. If and whenever the Corporation is required to use its reasonable efforts to effect the registration of any Registrable Shares as provided pursuant to Sections 3.A or 3.B, the Corporation will, as expeditiously as practicable:

                  (i) After a Registration Statement is filed with the SEC, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period not in excess of ninety (90) days (or such earlier date by which all securities that have been requested to be registered are sold) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period;

                  (ii) Furnish to the Shareholders and to each underwriter, if any, of such Registrable Shares, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such person may reasonably request, in order to facilitate the public sale or other disposition of the Common Stock;


                  (iii) Use its reasonable efforts to cause such Registrable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Shareholders to consummate the disposition of such Registrable Shares in accordance with any plan of distribution described in such Registration Statement;

                  (iv) Promptly notify the Shareholders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.C(i), if the Corporation becomes aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Shareholders, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (v) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and

                  (vi) Execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as are customary in underwritten public offerings.

Any Shareholder will, upon the receipt of any notice from the Corporation of the occurrence of an event of the kind described in Section 3.C(iv), immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until the Shareholders receive copies of a supplemental or amended prospectus from the Corporation.

         D. UNDERWRITING AGREEMENT. In connection with any registration pursuant to Section 3.A or Section 3.B covering an underwritten public offering, the Corporation and each Shareholder agree to enter into a written agreement with the managing underwriters to be negotiated by the Corporation and the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of the Corporation's size and investment stature, including indemnification. To the extent that the Corporation and the Shareholders shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in Subsections C, E or F of this Section 3, the provisions contained in such subsections addressing such issue or issues shall be of no force or effect with respect to such registration.

         E. HOLDBACK AGREEMENT. If the Corporation at any time shall register any shares of Corporation Common Stock under the Securities Act (including any registration of the Common Stock pursuant to Section 3.A or Section 3.B above) for sale to the public, the Shareholders shall not sell publicly (including any sale pursuant to Rule 144), make any short sale of, grant any options for the purchase of, or otherwise dispose publicly of any shares of Common Stock, or of any security convertible into or exchangeable or exercisable for any Common Stock (other than those Common Stock included in the registration being effected pursuant to Section 3.B above) without the prior written consent of the Corporation and the managing underwriter during a period commencing on the effective date of such registration and ending a number of calendar days thereafter not exceeding one hundred eighty (180) as the Corporation and the managing underwriter shall reasonably determine is required to effect a successful offering.

         F. EXPENSES. All expenses incurred by the Corporation in connection with any registration effected under Section 3.A or Section 3.B above (including all registration, filing qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts on the sale of the Common Stock) shall be borne by the Corporation.

         G. INDEMNIFICATION: (a) The Corporation hereby agrees to indemnify and hold each Shareholder, each person who controls such Shareholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) and their respective agents and representatives (each, a "Holder Indemnitee") harmless from, and to reimburse any Holder Indemnitee for, on an after-tax basis and to the extent permitted by applicable law, any loss, damage, deficiency, claim, liability, obligation, suit, proceeding, action, demand, fee, penalty, fine, interest, surcharge, cost or expense of any nature whatsoever, including, without limitation, out-of-pocket expenses, investigation costs and fees and disbursements of counsel (collectively, "Damages"), caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus relating to the Registrable Shares or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such Shareholder expressly for use therein; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such Shareholder or underwriter, or a person duly acting on their behalf, specifically for use in preparation thereof;

                  (b) In connection with any Registration Statement, each such Shareholder will furnish to the Corporation in writing such information as the Corporation reasonably requests for use in connection with any such Registration Statement and, to the extent permitted by law, will severally and not jointly indemnify and hold the Corporation, each person who controls the Corporation (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) and their respective shareholders, officers, directors, affiliates, employees, agents and representatives (collectively, for purposes of this Section 3.G, the "Corporation Indemnitees") harmless from, and reimburse such Corporation Indemnitees for, on after-tax basis and to the extent permitted by applicable law, any Damages arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or prospectus or form of prospectus relating to the Registrable Shares, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such Shareholder to the Corporation expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Corporation in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that such Shareholder shall not be liable in any such case to the extent that the Shareholder has furnished in writing to the Corporation prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Corporation, and the Corporation failed to include such information therein. In no event shall the liability of any Shareholder hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses borne by such Shareholder) received by such Shareholder upon the sale of the Common Stock giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party;

                  (c) If any person shall be entitled to indemnity hereunder such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought of the commencement of any action, suit, proceeding, investigation or written threat thereof (a "Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the parties to such Proceeding include both the indemnified party or parties and the indemnifying party or parties, and there exists, in the opinion of the parties' counsel, a conflict between one or more indemnifying parties and one or more indemnified parties, in which case the indemnifying parties shall, in connection with any one such Proceeding, or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such Proceeding, the indemnifying parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld);

                  (d) If a party shall be entitled to indemnification hereunder but such indemnification is insufficient to hold such indemnified party harmless for Damages, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Damages, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Damages shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.G(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable consideration referred to in the immediately preceding paragraph.

4.       MANDATORY REDEMPTION OF PREFERRED STOCK

             Upon the occurrence of any Accelerating Acts (as such term is defined in the Restated and Amended License Agreement dated October 22, 1999 by and between the Initial Shareholder and Isaacs, the Initial Shareholder may demand a redemption of any Preferred Stock then held by the Initial Shareholder at a redemption price equal to One Dollar ($1) per share. Any demand by the Initial Shareholder for redemption of Preferred Stock pursuant to this Section 4 shall be submitted in writing to the Corporation and effective immediately upon receipt of such demand the Corporation shall have an obligation to redeem the Preferred Stock elected to be redeemed by the Initial Shareholder.

5.       LEGENDS ON CERTIFICATES

         The certificates evidencing the Stock held by the Shareholders shall bear any legends required by federal or state securities law and the following legend required by Section 202 (a) of the Delaware General Corporation Law:


                  "The shares represented by this Certificate are subject to a Shareholders' Agreement dated as of November ___, 1999, a copy of which is on file at the office of the Corporation and will be furnished to any prospective purchaser on request. Such Shareholders' Agreement provides, among other things, for certain restrictions on the sale, transfer, pledge, hypothecation or disposition of the Shares represented by this Certificate."

6.       BENEFIT

         Except upon the occurrence of a termination event as provided in
Section 14, this Agreement shall be binding upon and shall operate for the benefit of the parties hereto, their respective successors and assigns.

7.       INVALIDITY OF ANY PROVISION

         The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted, provided that the parties shall negotiate in good faith to replace the invalid provision with a valid provision reflecting the same balance of economic interests.

8.       MODIFICATION OF AGREEMENT

         No modification, amendment or waiver of any of the provisions of this Agreement shall be valid unless made in writing and signed by the Corporation and Shareholders owning, in the aggregate, a majority of the Stock subject to this Agreement.

9.       FURTHER ACTION

         The Corporation shall not register, and shall instruct any transfer agent for the Common Stock not to register, on the books of the Corporation any transfer, pledge or encumbrance of any Stock subject to this Agreement, unless such transfer, pledge or encumbrance complies with terms of this Agreement and the Shareholders agree to provide the Corporation (or any such transfer agent) with such documents, including an opinion of counsel as to compliance with the applicable securities laws, as the Corporation (or any such transfer agent) may reasonably request. A copy of this Agreement shall be made a part of the minutes of the Corporation.

10.      ATTORNEY'S FEES AND COSTS

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements, in addition to any other relief to which he may be entitled.

11.      APPLICABLE LAW

         The validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder. All disputes arising out of or in connection with this Agreement or the interpretation thereof shall be submitted to the United States District Court for the Southern District of New York and the parties hereby submit to the jurisdiction of such court.

12.      ENTIRE AGREEMENT

         This Agreement supersedes all agreements as to the subject matter hereof among the Shareholders and the Corporation including in each case amendments thereto, previously executed by the Shareholders and the Corporation. This Agreement sets forth all of the provisions, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and superseded all prior and contemporaneous agreements and understandings express or implied, oral or written as to the subject matter hereof.

13.      NOTICES

         Unless otherwise specified herein, all notices, requests, demands and other communications to be given under this Agreement shall be in writing and shall be deemed given if (i) delivered in person, or by United States mail, certified or registered, with return receipt requested, (ii) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (i) above, when transmitted and receipt is confirmed by telephone, or (iii) if otherwise actually delivered:

         TO THE CORPORATION:     3840 Bank Street, Baltimore, MD 21224-2522;

         TO ANY SHAREHOLDER:     As the name and  address  of such  Shareholder
                                 appears on the records of the Corporation;

or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered or as of the date mailed, as the case may be.

14.      TERM OF AGREEMENT

         This Agreement shall be effective for a period of ten years from the date hereof.

         IN WITNESS WHEREOF, the parties hereto have executed and sealed this Agreement as of the day and year first above written.

                                   I.C. ISAACS & COMPANY, INC.


                                   By:
                                       ---------------------------
                                        Robert J. Arnot, Chief Executive Officer


                                   AMBRA INC.


                                   By:
                                       --------------------------
                                       Name:
                                       Title:

                                   SCHEDULE A

Ambra Inc.

                             EXHIBIT F TO AGREEMENT

                          SUBORDINATED PROMISSORY NOTE

$____________                                                  [October _, 2003]

              FOR VALUE RECEIVED, the sufficiency and adequacy of which is hereby acknowledged, I.C. ISAACS & COMPANY, Inc. a Delaware corporation ("MAKER"), promises to pay to the order of AMBRA INC., a Delaware corporation ("PAYEE"), the principal sum of [__________________ Dollars ($____________)],
together with interest until paid, as set forth in this Note.

              1. INTEREST RATE. Interest shall accrue and be payable on the outstanding unpaid principal balance of this Note at the fixed interest rate of twelve percent (12.0%) per annum computed on the basis of the actual number of days elapsed over a year of 360 days.

              2. PRINCIPAL AND INTEREST PAYMENTS. Maker shall make four equal quarterly installment payments of principal and interest in the amount of [_________ Dollars ($_________)] each to Payee on January 1, 2004, April 1, 2004, July 1, 2004 and October 1, 2004. Unless sooner paid in full, the entire unpaid principal balance of this Note, together with all outstanding and unpaid accrued interest, shall be due and payable on October 1, 2004. All payments shall be made in U.S. dollars by wire transfer of immediately available funds to Payee at Acct. No. 150/1014471/00 USD, Commerzbank AG, New York branch, Corporate Banking-European Desk, 2 World Financial Center, New York, New York 10281-1050, SWIFT-Code: COBAUS3XXXX, Contact: ________________ [Ambra to confirm and complete], or to such other account as Payee shall have previously designated to Maker in writing not later than 14 days prior to the date on which such payment becomes due. All payments (including any prepayments) shall be applied first to accrued and unpaid interest, and then to the unpaid principal balance of this Note.

              3. PREPAYMENT. Maker shall be privileged to prepay this Note in whole or in part, together with all interest accrued through the date of payment, at any time without premium or penalty. All partial prepayments shall be applied in inverse order of maturity.

              4. DEFAULT; ACCELERATION; COSTS OF COLLECTION. The occurrence of any of the following events shall be an "EVENT OF DEFAULT": (a) failure of Maker to make any payment of principal or interest under this Note within ten (10) days after the due date thereof; or (b) the occurrence of an Insolvency Event (as defined in Section 10 below). Upon the occurrence of an Event of Default, the unpaid principal with interest and all other sums evidenced by this Note shall, at the option of Payee and in Payee's discretion, become immediately due and payable. Upon and during the continuance of an Event of Default, Maker shall pay Payee's reasonable costs and expenses (including reasonable attorneys fees and expenses) incurred in collecting the principal and interest due under this Note, including, but not limited to, any reasonable attorneys fees and expenses incurred by Payee in connection with asserting, enforcing or pursuing its claim in any bankruptcy proceeding.

              5. CERTAIN WAIVERS. As to this Note, Maker waives all applicable exemption rights, whether under any state constitution or otherwise, and also waives valuation and appraisement, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment of this Note, and notice of acceleration and expressly agrees that the maturity of this Note, or any payment under this Note, may be extended from time to time without in any way affecting the liability of Maker.

              6. PRESERVATION OF PAYEE RIGHTS. No failure on the part of Payee to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default shall constitute a waiver thereof, and no waiver of any past Event of Default shall constitute waiver of any future default or of any other Event of Default. No failure to accelerate the indebtedness evidenced hereby by reason of any Event of Default hereunder, or acceptance of a past due installment, or indulgence granted from time to time, shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right that Payee may have, whether by the laws of the State of New York, by agreement, or otherwise. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

              7. NOTICES. Any notice required or permitted by or in connection with this Note shall be in writing and shall be made by telecopy, or by hand delivery, or by overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the parties at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the parties to each other. Notice shall be considered given as of the earlier of the date of actual receipt, or the date of the telecopy or hand delivery, or one (1) business day after delivery to an overnight delivery service (marked for next business day delivery), or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Notwithstanding the aforesaid procedures, any notice or demand upon any party, in fact received by such party, shall be sufficient notice or demand.

                  If to Maker:                       I.C. Isaacs & Company, Inc.
                                                     350 Fifth Avenue, Suite 1029
                                                     New York, New York 10118
                                                     Attn:  Mr. Robert J. Arnot, President and CEO
                                                     Telecopy No.:  212-695-7579

                           With copy to:             I.C. Isaacs & Company L.P.
                                                     3840 Bank Street
                                                     Baltimore, Maryland 21224
                                                     Attn:  Mr. Eugene C. Wielepski
                                                     Telecopy No.:  410-563-1512

                           And copy to:              Piper & Marbury L.L.P.
                                                     Charles Center South
                                                     36 South Charles Street
                                                     Baltimore, Maryland 21201-3010
                                                     Attn:  Robert J. Mathias, Esquire
                                                     Telecopy No.:  410-576-1604

                  If to Payee:                       Ambra Inc.
                                                     c/o Hugo Boss USA Inc.
                                                     645 Fifth Avenue
                                                     New York, New York 10022
                                                     Attn:  Chief Financial Officer
                                                     Telecopy No.:  212-940-0619

                           With copy to:             Hugo Boss AG
                                                     Dieselstrasse 12
                                                     D-72555 Metzingen
                                                     Federal Republic of Germany
                                                     Attn:  General Counsel
                                                     Telecopy No.:  49-7123-942018

                           And copy to:              Coudert Brothers
                                                     1114 Avenue of the Americas
                                                     New York, N.Y. 10036-7703
                                                     Attn:  Pamela T. Church, Esquire
                                                     Telecopy No.:  212-626-4120

              8. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York without regard to such state's choice of law rules. In the event any legal action becomes necessary to enforce or interpret the terms of this Note, the parties agree that such action may be brought in the Supreme Court of the State of New York, County of New York, or in the U.S. District Court for the Southern District of New York, and the parties hereby submit to the jurisdiction of such courts.

              9. SEVERABILITY. In case any provision or any part of any provision contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision or remaining part of the affected provision of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein but only to the extent such provision or part thereof is invalid, illegal, or unenforceable.

              10. NOTE ISSUED IN EXCHANGE FOR CONVERTED SHARES; SUBORDINATION. This Note has been issued in exchange for shares of Maker's Series A Convertible Preferred Stock ("CONVERTED SHARES"), which shares were convertible into this Note in a principal amount equal to One Dollar ($1) multiplied by the total number of shares converted, in accordance with the terms of that certain Agreement dated as of October 22, 1999 between Maker, Payee, I.C. Isaacs & CompanyL.P,, and Hugo Boss AG. Payee, by accepting delivery of this Note in exchange for the Converted Shares, covenants and agrees, for itself and each and every subsequent holder of this Note, that upon and during the continuance of any Insolvency Event, the indebtedness evidenced by this Note shall be subordinate and junior in right of payment to Maker's indebtedness to Congress Financial Corporation, its successors and assigns (and to Maker's indebtedness to any lender, and its successors and assigns, that may provide financing to Maker in replacement of Maker's credit facility from Congress Financial Corporation) (Congress Financial Corporation and any other lender that may provide such replacement financing, and their respective successors and assigns, are referred to herein as "LENDER"), such that upon and during the continuance of any Insolvency Event,
(i) no part of the indebtedness evidenced by this Note shall have any claim to the assets of Maker on parity with or prior to any claims of Lender to such assets; and (ii) unless and until Maker's indebtedness to Lender shall have been indefeasibly paid in full, Payee shall not without the express prior written consent of Lender, take or receive from Maker, and Maker shall not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of any nature or type for the whole or any part of the indebtedness evidenced by this Note, provided that no such subordination shall be effective if all indebtedness owed by Maker to Lender has been equitably subordinated to the claims of all other general unsecured creditors of Maker by virtue of Lender's acts or conduct by a court of competent jurisdiction under a final and non-appealable order, judgment or decree (a "SUBORDINATION EVENT"). Payee, by accepting delivery of this Note in exchange for the Converted Shares, further covenants and agrees, for itself and each and every subsequent holder of this Note, that if any payment or distribution, whether consisting of money, property or securities, be collected or received by Payee, or any such subsequent holder of this Note, in respect of the indebtedness evidenced by this Note, upon or during the continuance of an Insolvency Event, provided a Subordination Event has not occurred, then Payee or such subsequent holder of this Note immediately shall deliver the same to Lender, in the form received, duly endorsed to Lender, if required, to be applied to the payment of Maker's indebtedness to Lender until Maker's indebtedness to Lender is paid in full. Until so delivered, such payment or distribution shall be held in trust by Payee, or such subsequent holder of this Note, as property of Lender, segregated from other funds and property held by Payee, or such other holder of this Note. The provisions of this Section 10 are, and are intended solely, for the purpose of defining the relative rights of Payee (and any subsequent holder of this Note), on the one hand, and Lender, on the other, upon and during the continuance of an Insolvency Event. Lender is an intended beneficiary of the subordination provided by the terms of this Section 10. Notwithstanding anything to the contrary in this paragraph, such subordination of the indebtedness evidenced by this Note shall not prevent or limit Payee's right or ability to assert, enforce or otherwise pursue its claim during any Insolvency Event provided any payments to Payee are treated in accordance with this Section.

                    As used in this Note, "INSOLVENCY EVENT" means any of the following: (i)

Maker commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, administration, reorganization, conservatorship, or relief from debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, administration, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of an administrator or receiver for it or for all or any substantial part of its assets, or Maker making a general assignment for the benefit of its creditors, or (ii) there being commenced against Maker any case, proceeding or other action of a nature referred to in clause (A) hereof, or (iii) there being commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief that is not satisfied within 90 days, or (iv) Maker taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above, or (v) Maker admitting in writing its inability to pay its debts as they become due.

              11. MUTUAL WAIVER OF JURY TRIAL. MAKER AND PAYEE WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING UNDER OR RELATING IN ANY WAY TO THIS NOTE. MAKER AND PAYEE ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO EACH OTHER THAT THESE WAIVERS ARE MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF THEIR CHOICE. MAKER AND PAYEE AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION WITHOUT A JURY.

              IN WITNESS WHEREOF, and intending to be legally bound hereby Maker executes this Note under seal as of the date first written above.

WITNESS:                           I.C. ISAACS & COMPANY, INC.


                                   By:                                 (SEAL)
-----------------------------          --------------------------------
                                       Name:
                                       Title: